Exhibit 2.1

NEVADA PLAN OF CONVERSION

This Plan of Conversion (this “Plan”) is adopted as of May 29, 2025 and sets forth certain terms of the conversion of XOMA Royalty Corporation, a Delaware corporation (the “Delaware Corporation”), to a Nevada corporation (the “Nevada Corporation”), pursuant to the terms of the General Corporation Law of the State of Delaware (as amended, the “DGCL”) and Chapters 78 and 92A of the Nevada Revised Statutes (as amended, the “NRS”).

RECITALS:

A. The Delaware Corporation was incorporated on December 31, 2011.

B. Upon the terms and subject to the conditions set forth in this Plan, and in accordance with Section 266 of the DGCL and NRS 92A.195, the Delaware Corporation will be converted to a Nevada Corporation.

C. The Board of Directors of the Delaware Corporation (the “Board”) has unanimously (i) determined that the Conversion (as defined below) is advisable and in the best interests of the Delaware Corporation and its stockholders and recommended the approval of the Conversion by the stockholders of the Delaware Corporation and (ii) approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation and the Bylaws of the Nevada Corporation, the Delaware Certificate of Conversion and the Nevada Articles of Conversion (as each is defined below).

D. The stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation and the Bylaws of the Nevada Corporation, the Delaware Certificate of Conversion and the Nevada Articles of Conversion.

E. In connection with the Conversion, at the Effective Time (as hereinafter defined), each share of Common Stock, par value $0.0075 per share (the “Delaware Common Stock”), and each share of 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 (the “Delaware Series A Preferred Stock”), each share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 (the “Delaware Series B Preferred Stock”), and each share of Series X Convertible Preferred Stock (the “Delaware Series X Preferred Stock”, and together with the Delaware Series A Preferred Stock and the Delaware Series B Preferred Stock, the “Delaware Preferred Stock”) of the Delaware Corporation issued and outstanding immediately prior to the Effective Time shall be converted into one share of Common Stock, par value $0.0075 per share (the “Nevada Common Stock”), one share of 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 (the “Nevada Series A Preferred Stock”), one share of 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 (the “Nevada Series B Preferred Stock”) and one share of Series X Convertible Preferred Stock (the “Nevada Series X Preferred Stock”, and together with the Nevada Series A Preferred Stock and the Nevada Series B Preferred Stock, the “Nevada Preferred Stock”) of the Nevada Corporation, respectively.

F. The mode of carrying out the Conversion into effect shall be as described in this Plan.

ARTICLE I

THE CONVERSION

1.1 Conversion. At the Effective Time, the Delaware Corporation will be converted to the Nevada Corporation, pursuant to, and in accordance with, Section 266 of the DGCL and NRS 92A.195 (the “Conversion”), whereupon the Delaware Corporation will continue its existence in the organizational form of the Nevada Corporation, which will be subject to the laws of the State of Nevada. The Board and the stockholders of the Delaware Corporation have approved and adopted this Plan, the Conversion, and the other documents and transactions contemplated by this Plan, including the Articles of Incorporation and Bylaws of the Nevada Corporation, the Delaware Certificate of Conversion and the Nevada Articles of Conversion.

1.2 Certificate of Conversion. The Delaware Corporation shall file a certificate of conversion in the form attached hereto as Exhibit A (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) and shall file articles of conversion in the form attached hereto as Exhibit B (the “Nevada Articles of Conversion”) and articles of incorporation (including certificates of designation of the Nevada Preferred Stock) in the form attached hereto as Exhibit C (the “Nevada Articles of Incorporation”) with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”) and the Delaware Corporation or the Nevada Corporation, as applicable, shall make all other filings or recordings required by the DGCL or the NRS in connection with the Conversion.

1.3 Effective Time. The Conversion will become effective upon the filing of the Delaware Certificate of Conversion with the Delaware Secretary of State and the Nevada Articles of Conversion and Nevada Articles of Incorporation with the Nevada Secretary of State or at a such later time as specified in the Delaware Certificate of Conversion and the Nevada Articles of Conversion (the “Effective Time”).

ARTICLE II

ORGANIZATION

2.1 Nevada Governing Documents. At the Effective Time, the Nevada Articles of Incorporation (including the certificates of designation for the Nevada Preferred Stock) and the Bylaws of the Nevada Corporation in the form attached hereto as Exhibit D (together with the Nevada Articles of Incorporation, the “Nevada Governing Documents”), shall govern the Nevada Corporation until amended and/or restated in accordance with the Nevada Governing Documents and applicable law.

2.2 Directors and Officers. From and after the Effective Time, by virtue of the Conversion and without any further action on the part of the Delaware Corporation or its stockholders, the members of the Board and the officers of the Delaware Corporation holding their respective offices in the Delaware Corporation immediately prior to the Effective Time shall continue in their respective offices as members of the Board and officers of the Nevada Corporation.

ARTICLE III

EFFECT OF THE CONVERSION

3.1 Effect of Conversion. At the Effective Time, the effect of the Conversion will be as provided by this Plan and by the applicable provisions of the DGCL and the NRS. Without limitation of the foregoing, for all purposes of the laws of the State of Delaware and Nevada, all of the rights, privileges, and powers of the Delaware Corporation, and all property, real, personal, and mixed, and all debts due to the Delaware Corporation, as well as all other things and causes of action belonging to the Delaware Corporation, shall remain vested in the Nevada Corporation and shall be the property of the Nevada Corporation, and all debts, liabilities, and duties of the Delaware Corporation shall remain attached to the Nevada Corporation, and may be enforced against the Nevada Corporation to the same extent as if said debts, liabilities, and duties had originally been incurred or contracted by the Nevada Corporation.

3.2 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any further action by the Delaware Corporation or the stockholders, (i) each share of Delaware Common Stock issued and outstanding immediately before the Effective Time shall be converted into one share of Nevada Common Stock, and all options, warrants or other entitlement to receive a share of Delaware Common Stock shall automatically be converted into an option, warrant or other entitlement to receive a share of Nevada Common Stock and (ii) each share of a series of Delaware Preferred Stock issued and outstanding immediately before the Effective Time shall be converted into one share of the corresponding series of Nevada Preferred Stock and all options, warrants or other entitlement to receive a share of any series of Delaware Preferred Stock shall automatically be converted into an option, warrant or other entitlement to receive a share of the corresponding series of Nevada Preferred Stock. All shares of Delaware Common Stock that are reserved for issuance pursuant to the terms of any preferred stock, stock option plan, warrants or other entitlement, or otherwise, will continue to be reserved as such by the Nevada Corporation under the same terms and conditions.

ARTICLE IV

MISCELLANEOUS

4.1 Abandonment or Amendment. At any time prior to the filing of the Certificate of Conversion with the Delaware Secretary of State, the Delaware Corporation may abandon the proposed Conversion and terminate this Plan to the extent permitted by law or may amend this Plan.

4.2 Captions. The captions in this Plan are for convenience only and shall not be considered a part, or to affect the construction or interpretation, of any provision of this Plan.

4.3 Tax Reporting. The Conversion is intended to be a “reorganization” for purposes of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Plan of Conversion is hereby adopted as a “plan of reorganization” for purposes of the Section 368(a)(1)(F) of the Code.

4.4 Governing Law. This Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, this Plan has been executed on behalf of the Delaware Corporation by its officer thereunto duly authorized, as of the date first set forth above.

XOMA ROYALTY CORPORATION

By:	/s/ THOMAS BURNS
Name:	Thomas Burns
Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT A

DELAWARE CERTIFICATE OF CONVERSION

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A DELAWARE CORPORATION

TO A NON-DELAWARE ENTITY

PURSUANT TO SECTION 266 OF

THE DELAWARE GENERAL CORPORATION LAW

1.	The name of the Delaware corporation is XOMA ROYALTY CORPORATION.

(If changed, the name under which it’s Certificate of Incorporation was originally filed: XOMA CORPORATION)

2.	The date of filing of its original Certificate of Incorporation with the Delaware Secretary of State is December 23, 2011.

3.	The jurisdiction to which the corporation shall convert is (list jurisdiction) Nevada and the name under which the entity shall be known is XOMA Royalty Corporation.

4.	The conversion has been approved in accordance with Section 266 of the Delaware General Corporation Law.

5.	The effective date of the Certificate of Conversion shall be May 30, 2025, at 3:01 a.m. ET.

6.

The corporation agrees that it may be served with process in the State of Delaware in any action, suit or proceeding for enforcement of any obligation of the corporation arising while it was a corporation of the State of Delaware, as well as for enforcement of any obligation of such other entity arising from the conversion, including any suit or other proceeding to enforce the right of any stockholders as determined in appraisal proceedings pursuant to Section 262 of Title 8, and irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any such action, suit or proceeding.

7.	The address to which a copy of the process shall be mailed by the Secretary of State is 2200 Powell Street, Suite 310, Emeryville, California.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 29th day of May, A.D. 2025.

By:	/s/ THOMAS BURNS
Authorized Officer
Name:	Thomas Burns
Print or Type

EXHIBIT B

NEVADA ARTICLES OF CONVERSION

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-6708 Website: www.nvsos.gov www.nvsilverflume. ov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: 181 Conversion Exchange Merger TYPE OR PRINT- USE DARK INK ONLY- DO NOT HIGHUGHT 1. Entity Information: Entity Name: (Constituent, Acquired XOMA Royalty Corporation or Merging) Jurisdiction: Delaware Entity Type*: corporation Ifmore than one entity being acquired or merging please attach additional page. 2. Entity Information: Entity Name: (Resulting, Acquiring or Surviving) XOMA Royalty Corporation Jurisdiction: Nevada Entity Type*: corporation 3. Plan of Conversion, The entire plan of conversion, exchange or merger is attached to these articles. Exchange or Merger: 181 The complete executed plan of conversion is on file at the registered office or principal place (select one box) of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only) 4. Approval: Exchange/Merger: (If more than one entity Owner’s approval (NRS 92A.200) (options a, b or c must be used for each entity) being acquired or A. Owner’s approval was not required from the: merging please attach Acquired/merging additional approval Acquiring/surviving page.) B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 5. Effective Date and Time: Date: 05/30/2025 12:01am PT Time: (Optional) (must not be later than 90 days after the certificate is filed) * corporation, l1m1ted partnership, l1mited-l1ability limited partnership, 11m1ted-llabil1ty company or business trust. Page 1 of4 Revised: 8/1/2023

FRANCISCO V. AGUILAR Secretary of State 201 North Carson Street Carson City, Nevada 89701-4201 (775) 684-6708 Website: www.nvsos.gov www.nvsilverflume. ov ABOVE SPACE IS FOR OFFICE USE ONLY Articles of Conversion/Exchange/Merger NRS 92A.200 and 92A.205 This filing completes the following: ~ Conversion Exchange Merger TYPE OR PRINT- USE DARK INK ONLY- DO NOT HIGHUGHT 4.Approval Exchange/Merger: Continued: Owner’s approval (NRS 92A.200) (options a, b or c must be used for each entity) (If more than one entity A. Owner’s approval was not required from the: being acquired or Acquired/merging merging please attach Acquiring/surviving additional approval page.) B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity 4.Approval Exchange/Merger: Continued: Owner’s approval (NRS 92A.200) (options a, b or c must be used for each entity) (If more than one entity A Owner’s approval was not required from the: being acquired or Acquired/merging merging please attach Acquiring/surviving additional approval page.) B. The plan was approved by the required consent of the owners of: Acquired/merging Acquiring/surviving C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. Acquired/merging Acquiring/surviving Name of acquired/merging entity Name of acquiring/surviving entity * corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust. Page2of4 Revised: 8/11/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchange/Merger NRS 92A.200 and 91A.205 6. Forwarding Address for Service of Process: Name Country (Conversion and Mergers Care of. only, if resulting/surviving entity is foreign) Address City State Zip/Postal Code 7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) ** ** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed. 8. Declaration: Exchange: (Exchange and [] The undersigned declares that a plan of exchange has been adopted by each constituent entity Merger only) (NRS 92A.200). Merger: (Select one box) [] The undersigned declares that a plan of merger has been adopted by each constituent entity [] (NRS 92A.200). □ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180). 9. Signature „ .Statement [] Conversion: Required A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. XOMA Royalty Corporation Name of constituent entity Form will be returned if unsigned. Page 3 of 4 This form must be accompanied by appropriate fees. Revised: 8/1/2023

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov www.nvsilverflume.gov Articles of Conversion/Exchanqe/Merqer NRS 92A.200 and 91A.205Signature [] ExchangeStatement Signatures - Must be signed by: An officer of each Nevada corporation; All general partnersContinued: (Required) of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230) Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.[] Merger:Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230). The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.Signature(s): (Required)Name of acquired/merging entityX Title DateIf more than one entity being acquired or merging please attach additional page of informaiton and signatures.Name of acquiring/surviving entityX Title Datex /s/ THOMAS BURNS Sr VP, Finance & CFO 05/29/2025Title DatePlease include any required or optional information in space below:(attach additional page(s) if necessary)Form will be returned if unsigned. Page 4 of 4This form must be accompanied by appropriate fees. Revised: 8/1/2023

EXHIBIT C

NEVADA ARTICLES OF INCORPORATION

(including Certificates of Designation of Preferred Stock)

ARTICLES OF INCORPORATION

OF

XOMA ROYALTY CORPORATION

ARTICLE I

The name of the corporation is XOMA Royalty Corporation (the “Corporation”).

ARTICLE II

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (as amended from time to time, the “NRS”).

ARTICLE IV

1. The total number of shares of all class of stock that the Corporation shall have authority to issue is 278,333,332, consisting of 277,333,332 shares of common stock with a par value of $0.0075 per share (the “Common Stock”), and 1,000,000 shares of preferred stock with a par value of $0.05 per share (the “Preferred Stock”). The holders of Common Stock shall, subject to the provisions of these articles of incorporation (as amended from time to time, these “Articles of Incorporation”) and applicable law: (a) be entitled to one vote per share; (b) subject to the rights of the holders of the Preferred Stock, be entitled to such dividends and other distributions as the board of directors of the Corporation (the “Board of Directors”) may from time to time declare; (c) subject to the rights of the holders of the Preferred Stock, in the event of a winding up or dissolution of the Corporation, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Corporation upon the authorization thereof by the Board of Directors; and (d) generally be entitled to enjoy all of the rights attaching to the shares of Common Stock.

2. Subject to the terms of these Articles of Incorporation and unless the holders of at least 75% of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon adopt a resolution prohibiting such action, and without prejudice to any special rights previously conferred on the holders of any existing shares of stock or class of stock, the Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide out of any unissued shares of Preferred Stock, for any series of Preferred Stock and, with respect to each such series, to fix, in a certificate of designation for such series, the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series,

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and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (a) the designation of the series, which may be by distinguishing number, letter or title; (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designation designating such series) increase or decrease (but not below the number of shares thereof then outstanding); (c) the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (d) dates at which dividends, if any, shall be payable; (e) the redemption rights and price or prices, if any, for shares of the series; (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series; (g) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (h) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other entity, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (i) restrictions on the issuance of shares of the same series or of any other class or series; and (j) the voting rights, if any, of the holders of shares of the series.

3. Subject to the rights (if any) of the holders of any series of Preferred Stock, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by an amendment to these Articles of Incorporation that is approved by (a) the Board of Directors and (b) the affirmative vote of the holders of a majority of all outstanding shares of Common Stock and all outstanding shares of Preferred Stock (if any) entitled to vote thereon, with the Common Stock and any such Preferred Stock voting together as a single class, irrespective of the provisions of NRS 78.2055(3), 78.207(3) and 78.390(2) (and any class vote in this regard pursuant to such sections of the NRS is hereby specifically denied), and (subject to any such rights set forth in the applicable certificate of designation), no vote of the holders of any series of Preferred Stock, voting as a separate class, shall be required therefor.

4. Except as otherwise required by law or in the certificate of designation of the relevant series of Preferred Stock, holders of Common Stock, as such, shall not be entitled to vote on any amendment to these Articles of Incorporation (including any certificate of designation) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock, if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to these Articles of Incorporation or the NRS.

ARTICLE V

Elections of directors need not be by written ballot unless the bylaws of the Corporation (as amended from time to time, the “Bylaws”) shall so provide. In furtherance and not in limitation of the powers conferred by the NRS, the Board of Directors is expressly authorized to rescind,

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repeal and amend the Bylaws or to adopt new bylaws, provided that the Bylaws also may be rescinded, repealed or amended in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation.

ARTICLE VI

A vote of the stockholders of the Corporation shall be required in the event of a merger of the Corporation that, but for the provisions of this Article VI, could be effected without a vote of stockholders pursuant to NRS 92A.130(1)(a), 92A.130(1)(c) or 92A.130(1)(d).

ARTICLE VII

Unless otherwise provided in the NRS or in these Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all shares of stock entitled to vote thereon.

ARTICLE VIII

Notwithstanding anything to the contrary in these Articles of Incorporation or the Bylaws, the Corporation is hereby specifically allowed to make any distribution that otherwise would be prohibited by NRS 78.288(2)(b).

ARTICLE IX

The names and addresses of the persons who are all of the directors of the Corporation at the effective date and time of these Articles of Incorporation are as follows:

Name	Address
Jack L. Wyszomierski	2200 Powell Street, Suite 310 Emeryville, CA 94608

Heather L. Franklin	2200 Powell Street, Suite 310 Emeryville, CA 94608

Natasha Hernday	2200 Powell Street, Suite 310 Emeryville, CA 94608

Owen Hughes	2200 Powell Street, Suite 310 Emeryville, CA 94608

Barbara Kosacz	2200 Powell Street, Suite 310 Emeryville, CA 94608

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Joseph M. Limber	2200 Powell Street, Suite 310 Emeryville, CA 94608

Matthew Perry	2200 Powell Street, Suite 310 Emeryville, CA 94608

* * * * *

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ATTACHMENT TO INITIAL LIST

OF

XOMA ROYALTY CORPORATION

ADDITIONAL DIRECTORS

NAME	ADDRESS
Heather L. Franklin	2200 Powell Street, Suite 310 Emeryville, CA 94608

Natasha Hernday	2200 Powell Street, Suite 310 Emeryville, CA 94608

Owen Hughes	2200 Powell Street, Suite 310 Emeryville, CA 94608

Barbara Kosacz	2200 Powell Street, Suite 310 Emeryville, CA 94608

Joseph M. Limber	2200 Powell Street, Suite 310 Emeryville, CA 94608

Matthew Perry	2200 Powell Street, Suite 310 Emeryville, CA 94608

ADDITIONAL OFFICERS:

NAME & ADDRESS:	OFFICE

Thomas Burns 2200 Powell Street, Suite 310 Emeryville, CA 94608	Senior Vice President, Finance

FRANCISCO V. AGUILAR Secretary of State North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) x Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation USE INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity: XOMA Royalty Corporation Entity or Nevada Business Identification Number (NVID): 12:01am PT time: Amendment to Designation Only v w (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of The class or series of stock being designated within this filing: Stock of 8.625% Series A Cumulative Perpetual Preferred Stock 4. Information for The orignel class or series of stock being amended within this filing: amendment of class or series of stock: 5. Amendment of Certificate of Amendment to Designation- Before Issuance of Class or Series class or series of As of the date of this certificate no shares of the class or series of stock have been issued. stock: Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6. Resolution: By resolution of the board of directors pursuant to a provision in the articles of incorporation this Certificate of Designation and Amendment to Designation only) The certificate of designation for the corporation’s 8.625% Series A Cumulative Perpetual Preferred Stock is set forth on the pages attached hereto. D Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 8. Signature: (Required) x /s/ THOMAS BURNS Date 05/29/2025 Signature of Officer * Attach additional page(s) if necessary Page 1 of 1 This form must be accompanied by appropriate fees. Revised: 8/1/2023

XOMA ROYALTY CORPORATION

CERTIFICATE OF DESIGNATION

OF

8.625% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK

Pursuant to Nevada Revised Statutes 78.1955

XOMA Royalty Corporation, a Nevada corporation (the “Corporation”), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation (as amended, restated or otherwise modified from time to time, the “Articles of Incorporation”), the Board of Directors has duly adopted the following resolution:

RESOLVED, that, pursuant to authority expressly set forth in the Articles of Incorporation, a series of preferred stock, par value $0.05 per share, of the Corporation to be known as the “8.625% Series A Cumulative Perpetual Preferred Stock” hereby is created, designated and established, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Articles of Incorporation and in this Certificate of Designation (as amended, restated or otherwise modified from time to time, this “Certificate of Designation”) as follows:

8.625% SERIES A CUMULATIVE PERPETUAL PREFERRED STOCK

Section 1. Designation and Number. The designation of the series of preferred stock shall be 8.625% Series A Cumulative Perpetual Preferred Stock, par value $0.05 per share (hereinafter referred to as the “Series A Preferred Stock”). Each share of Series A Preferred Stock shall be identical in all respects to every other share of Series A Preferred Stock. The number of authorized shares of Series A Preferred Stock shall be 984,000. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock of the Corporation) or decreased (but not below the number of shares of Series A Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) or any duly authorized committee of the Board of Directors and by the filing of a certificate of amendment pursuant to the applicable provisions of the Nevada Revised Statutes (as amended from time to time, the “ NRS”) stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series A Preferred Stock.

Section 2. Rank. The Series A Preferred Stock will, as to dividend and other distribution rights and rights upon our liquidation, dissolution or winding-up, rank (1) senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock, (2) senior with respect to the payment of dividends and other distributions and on parity with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up with the Corporation’s Series X Preferred Stock and on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Section 3. Dividends and Other Distributions.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Stock as to dividend and other distribution rights, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends and other distributions, cumulative cash dividends at the rate of 8.625% per annum of the $25.00 liquidation preference per share of the Series A Preferred Stock. Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series

A Preferred Stock are issued (the “Original Issue Date”), or, if later, the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the corresponding Dividend Record Date (as defined below) for determining stockholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on or about April 15, 2021; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid, at the Corporation’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day; provided, further, that no dividends shall accrue on any share of Series A Preferred Stock for any Dividend Period (as defined below) having a Dividend Record Date (as defined below) before the date such share of Series A Preferred Stock was issued. The amount of any dividend payable on the Series A Preferred Stock for any period greater or less than a full Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation at the close of business on the applicable Dividend Record Date. Notwithstanding any provision to the contrary contained herein, each holder of an outstanding share of Series A Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series A Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 30 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the 15th calendar day of each January, April, July and October commencing on April 15, 2021. “Dividend Period” shall mean the respective periods commencing on the 15th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on but exclude April 15, 2021, and other than the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed pursuant to Section 5 or Section 6 hereof, which shall end on and include the day preceding the redemption date with respect to the shares of Series A Preferred Stock being redeemed).

The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a federal legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series A Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) or 3(f) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends or other distributions, on parity with or junior to the Series A Preferred Stock for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, as to payment of dividends and other distributions and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up, on parity with or junior to the Series A Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation, unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.

(d) Except as provided in Section 3(f) below, when dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock, all dividends declared upon the Series A Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock (which, for the avoidance of doubt, shall not include the redemption or repurchase of shares of any such class or series) shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior Dividend Periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.

(e) Holders of shares of Series A Preferred Stock shall not be entitled to any dividend or other distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided herein. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series A Preferred Stock will accrue as of the Dividend Payment Date on which they first become payable.

(f) Notwithstanding the provisions of this Section 3 or Sections 5 or 6 and regardless of whether dividends are paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series A Preferred Stock or the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series A Preferred Stock for any or all Dividend Periods, the Corporation shall not be prohibited or limited from (i) paying dividends or other distributions on any shares of stock of the Corporation in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series A Preferred Stock as to payment of dividends and the distribution of assets upon the Corporation’s liquidation, dissolution and winding up, (ii) converting or exchanging any shares of stock of the Corporation for shares of any other class or series of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends or other distributions and the distribution of assets upon the Corporation’s liquidation, dissolution and winding up, or (iii) purchasing or acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Corporation and any class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, senior to the Series A Preferred Stock, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to rights upon the Corporation’s liquidation, dissolution or winding up, on parity with the Series A Preferred Stock in the distribution of assets, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series A Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, merger or conversion of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise, is permitted under the NRS, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series A Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 5. Redemption.

(a) Subject to Section 6(a) below, the Corporation, at its option, upon notice in accordance with Section 5(d), may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time prior to December 15, 2025, for cash, at a redemption price of $25.25 per share, in each case, plus any accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Optional Redemption Right”).

(b) On or after December 15, 2025, the Corporation, at its option, upon notice in accordance with Section 5(d), may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus, subject to Section 5(e), all accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (together with the Optional Redemption Right described in Section 5(a) above, the “Redemption Right”). If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to this Section 5(b), the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series A Preferred Stock has been given (in the case of a redemption of the Series A Preferred Stock), (ii) the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series A Preferred Stock and any class or series of parity Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock or its common stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock or its common stock in open-market transactions duly authorized by the Board of Directors.

(c) Except as provided in Section 3(f) above, unless full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series A Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock or any class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, on parity with or junior to the Series A Preferred Stock (except by conversion into or exchange for shares of capital stock of the Corporation ranking, as to payment of dividends and other distributions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series A Preferred Stock, or any other class or series of capital stock of the Corporation ranking, as to payment of dividends and other distributions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, on parity with or junior to the Series A Preferred Stock, by the Corporation pursuant to the provisions of Article IV of the Articles of Incorporation or Sections 5 and 9 of this Certificate of Designation or any comparable provision of the Articles of Incorporation relating to any class or series of capital stock hereinafter classified and designated, or the purchase or acquisition of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

(d) Notice of redemption pursuant to the Redemption Right will be mailed by the Corporation, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series A Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends and other distributions on the shares of Series A Preferred Stock to be redeemed will cease to accrue on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed.

(e) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date.

(f) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Corporation, shall be and hereby are automatically retired and restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series or class.

Section 6. Special Optional Redemption by the Corporation.

(a) Upon the occurrence of a Delisting Event or Change of Control (each as defined below), the Corporation will have the option upon written notice mailed by the Corporation, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series A Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, to redeem the Series A Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, for cash at $25.00 per share plus, subject to Section 6(d), accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. If, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, the Corporation has provided or provides notice of redemption with respect to the Series A Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series A Preferred Stock will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, each of the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity (or, if in connection with such transaction holders of Common Stock receive Alternative Form Consideration consisting of common equity securities of another entity, such other entity) has a class of common securities (or American depositary receipts representing such securities) listed on the Nasdaq Stock Market (“NASDAQ”), the New York Stock Exchange (the “NYSE”), or the NYSE American, LLC (the “NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to NASDAQ, the NYSE or the NYSE AMER.

A “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock (or the depositary shares) are no longer listed on NASDAQ, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to NASDAQ, the NYSE or the NYSE AMER, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series A Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series A Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series A Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series A Preferred Stock to be redeemed will cease to accrue on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series A Preferred Stock; (viii) that the shares of Series A Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions constituting such Delisting Event or Change of Control, as applicable; and (ix) that holders of the shares of Series A Preferred Stock to which the notice relates will not be able to tender such shares of Series A Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. If fewer than all of the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series A Preferred Stock held by such holder to be redeemed. Holders of Series A Preferred Stock to be redeemed shall surrender such Series A Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender.

If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares of Series A Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation.

(c) If (i) the Corporation has given a notice of redemption pursuant to the Special Optional Redemption Right, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of the shares of Series A Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series A Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series A Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series A Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series A Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series A Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock for which a notice of redemption has been given.

(e) All shares of the Series A Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Corporation, shall be and hereby are automatically retired and restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series A Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends or other distributions on any shares of Series A Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of Series A Preferred Stock and the holders of all other classes or series of preferred stock of the Corporation ranking on parity with the Series A Preferred Stock with respect to payment of dividends and other distributions and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up and upon which like voting rights have been conferred, and are exercisable (“Parity Preferred”) and with which the holders of Series A Preferred Stock are entitled to vote together as a single class voting together as a single class, shall be entitled to vote for the election of a total of two additional directors to serve on the Board of Directors of the Corporation (the “Preferred Directors”) until all dividends accumulated and unpaid on such Series A Preferred for all past Dividend Periods shall have been fully paid. At such time as the holders of Series A Preferred Stock become entitled to vote in the election of Preferred Directors, the number of directors serving on the Board of Directors will be increased automatically by two directors (unless the number of directors has previously been so increased pursuant to the terms of any class or series of Parity Preferred). For the purposes of determining whether a Preferred Dividend Default has occurred or is continuing, a dividend in respect of Series A Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(c) A Preferred Director will be elected by a plurality of the votes cast in the election of Preferred Directors and shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, subject to Section 7(e) or such Preferred Director’s earlier death, disqualification, resignation or removal. The election of Preferred Directors will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Corporation’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting at which Preferred Directors are to be elected, until the right of holders of Series A Preferred Stock to elect Preferred Directors shall have terminated as specified in Section 7(e).

(d) At any time when holders of Series A Preferred Stock are entitled to vote in the election of Preferred Directors, the Secretary of the Corporation shall, unless the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders, call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, call a special meeting of stockholders for the purpose of electing Preferred Directors by mailing or causing to be mailed to the stockholders entitled to vote a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series A Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. The holder or holders of one-third of the outstanding shares of Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise required by law. Notice of all meetings of stockholders at which holders of Series A Preferred Stock are entitled to vote in the election of Preferred Directors will be given to such holders at their addresses as they appear in the Corporation’s stock transfer records. At any such meeting or adjournment thereof, in the absence of a quorum, subject to the provisions of any applicable law, the affirmative vote of a majority of the holders of the Series A Preferred Stock and Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors present in person or by proxy, voting together as a single class, shall be sufficient to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting for the purpose of electing Preferred Directors has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series A Preferred Stock that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series A Preferred Stock for all past Dividend Periods shall have been fully paid, the right of the holders of Series A Preferred Stock to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and, unless there are outstanding shares of Parity Preferred upon which like voting remain exercisable, the term of office of each Preferred Director so elected shall terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. If the rights of holders of Series A Preferred Stock to elect Preferred Directors have terminated in accordance with this Section 7(e) after any record date for the determination of stockholders entitled to vote in the election of such Preferred Directors but before the closing of the polls in such election, holders of Series A Preferred Stock outstanding as of such record date shall not be entitled to vote in such election of Preferred Directors. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of not less than two-thirds of the outstanding shares of Series A Preferred Stock and the Parity Preferred then entitled to vote together as a single class in the election of Preferred Directors (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a plurality of the votes cast in the election of Preferred Directors. Each of the Preferred Directors shall be entitled to one vote on any matter before the Board of Directors.

(f) So long as any shares of Series A Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of Parity Preferred with which the holders of Series A Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation (collectively, “Senior Capital Stock”) or reclassify any authorized shares of capital stock of the Corporation into Senior Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Capital Stock; or (ii) amend, alter or repeal the provisions of the Articles of Incorporation, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; provided however, with respect to the occurrence of any Event, so long as the Series A Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such Event, the Corporation may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any Event. In addition, if the holders of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an Event or the $25.00 liquidation preference per share of the Series A Preferred Stock plus all accrued and unpaid dividends thereon pursuant to the occurrence of any Event, then such holders shall not have any voting rights with respect to such Event. If any Event would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to other classes or series of Parity Preferred with which the holders of Series A Preferred

Stock are entitled to vote together as a single class on such Event, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required. Notwithstanding the foregoing, holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Corporation, (B) any increase in the number of authorized shares of Series A Preferred Stock or the creation or issuance of any other class or series of capital stock or (C) any increase in the number of authorized shares of any other class or series of capital stock; provided that, in each case referred to in clause (A), (B) or (C) above, such capital stock ranks on parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Except as set forth herein, holders of the Series A Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series A Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series A Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice pursuant to this Certificate of Designation, and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series A Preferred Stock may vote together as a single class with holders of all other classes or series of parity preferred stock (as expressly provided herein), each share of Series A Preferred Stock shall be entitled to one vote per $25.00 of liquidation preference.

Section 8. Conversion. The shares of Series A Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 8.

(a) Upon the occurrence of a Delisting Event or Change of Control, as applicable, each holder of outstanding shares of Series A Preferred Stock shall have the right, unless, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem the Series A Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of Common Stock per share of Series A Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25.00 liquidation preference per share of Series A Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 1.46071 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control, as applicable, pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series A Preferred Stock shall receive upon conversion of such shares of Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, as applicable, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of Common Stock that were voted in such an election (if electing between two types of consideration) or holders of a plurality of the shares of Common Stock that were voted in such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Delisting Event or Change of Control, as applicable.

The “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, shall be a Business Day set forth in the notice of Delisting Event or Change of Control, as applicable, provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 8(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

(b) No fractional shares of Common Stock shall be issued upon the conversion of Series A Preferred Stock. In lieu of fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of Series A Preferred Stock of any holder that are converted, that holder shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price. If more than one share of Series A Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered.

(c) Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, a notice of occurrence of the Delisting Event or Change of Control, as applicable, describing the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, shall be delivered to the holders of record of the Series A Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Delisting Event or Change of Control, as applicable; (ii) the date of the Delisting Event or Change of Control, as applicable; (iii) the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable; (iv) the method and period for calculating the Common Stock Price; (v) the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable; (vi) that if, on or prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem all or any portion of the Series A Preferred Stock, the holder will not be able to convert shares of Series A Preferred Stock designated for redemption and such shares of Series A Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series A Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable.

(d) The Corporation shall issue a press release for publication on the Dow Jones & Corporation, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 8(c) above to the holders of Series A Preferred Stock.

(e) In order to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, a holder of shares of Series A Preferred Stock shall be required to deliver, on or before the close of business on the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, the certificates (if any) representing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent. Such notice shall state: (i) the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; (ii) the number of shares of Series A Preferred Stock to be converted; and (iii) that the shares of Series A Preferred Stock are to be converted pursuant to the applicable provisions of this Certificate of Designation. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Corporation (“DTC”).

(f) Holders of Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right (in whole or in part), as applicable, by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series A Preferred Stock; (ii) if certificated shares of Series A Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series A Preferred Stock; and (iii) the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem such shares of Series A Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

(i) The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as otherwise provided herein.

Section 9. No Conversion Rights. The shares of Series A Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as otherwise provided herein.

Section 10. Record Holders. The Corporation and its transfer agent may deem and treat the record holder of any Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

Section 11. No Maturity or Sinking Fund. The Series A Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series A Preferred Stock.

Section 12. Exclusion of Other Rights. The Series A Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Articles of Incorporation and this Certificate of Designation.

Section 13. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 14. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 15. No Preemptive Rights. No holder of Series A Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

******

FRANCISCO V. AGUILAR Secretary of State North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov 5905573660006856095736600052705155892500 Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) Certificate of Designation 2533015-571500 Certificate of Amendment to Designation—Before Issuance of Class or Series 983615-571500 Certificate of Amendment to Designation—After Issuance of Class or Series 1021715-571500 Certificate of Withdrawal of Certificate of Designation 1707515-571500 TYPE OR PRINT—USE DARK INK ONLY—DO NOT HIGHLIGHT 1372235501650068662553746500241304254500 1. Entity information: Name of entity: 142811529210006748780266700014306552667000142811525590500 XOMA Royalty Corporation Entity or Nevada Business Identification Number (NVID): 2. Effective date and For Certificate of Designation or Date: Time: 05/30/2025 12:01am PT time: Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) 101601143000 Class or series of The class or series of stock being designated within this filing: stock: (Certificate of 8.375% Series B Cumulative Perpetual Preferred Stock Designation only) 4. Information for The original class or series of stock being amended within this filing: amendment of class or series of stock: 5. Amendment of Certificate of Amendment to Designation- Before Issuance of Class or Series class or series of As of the date of this certificate no shares of the class or series of stock have been issued. stock: Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6. Resolution: By resolution of the board of directors pursuant to a provision in the articles of incorporation this Certificate of Designation certificate establishes OR amends the following regarding the voting powers, designations, and Amendment to preferences, limitations, restrictions and relative rights of the following class or series of stock.* Designation only) The certificate of designation for the corporation’s 8.375% Series B Cumula- tive Perpetual Preferred Stock is set forth on the pages attached hereto. 7. Withdrawal: Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 1428115-3416935001430020-3418840001428115-3305810001541145-3418840001428115-3042920001430020-3044825001428115-2931795001541145-304482500 8. Signature: (Required) X /s/ THOMAS BURNS Date: 05/29/2025 Signature of Officer * Attach additional page(s) if necessary Page 1 of 1 This form must be accompanied by appropriate fees. Revised: 8/1/2023

XOMA ROYALTY CORPORATION

CERTIFICATE OF DESIGNATION

OF

8.375% SERIES B CUMULATIVE PERPETUAL PREFERRED STOCK

Pursuant to Nevada Revised Statutes 78.1955

XOMA Royalty Corporation, a Nevada corporation (the “Corporation”), hereby certifies that, pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation (as amended, restated or otherwise modified from time to time, the “Articles of Incorporation”), the Board of Directors has duly adopted the following resolution.

RESOLVED, that, pursuant to authority expressly set forth in the Articles of Incorporation, a series of preferred stock, par value $0.05 per share, of the Corporation to be known as the “8.375% Series B Cumulative Perpetual Preferred Stock” hereby is created, designated and established, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof are as set forth in the Articles of Incorporation and in this Certificate of Designation (as amended, restated or otherwise modified from time to time, this “Certificate of Designation”) as follows:

8.375% SERIES B CUMULATIVE PERPETUAL PREFERRED STOCK

Section 1. Designation and Number. The designation of the series of preferred stock shall be 8.375% Series B Cumulative Perpetual Preferred Stock, par value $0.05 per share (hereinafter referred to as the “ Series B Preferred Stock”). Each share of Series B Preferred Stock shall be identical in all respects to every other share of Series B Preferred Stock. The number of authorized shares of Series B Preferred Stock shall be 3,600. Such number may from time to time be increased (but not in excess of the total number of authorized shares of preferred stock of the Corporation) or decreased (but not below the number of shares of Series B Preferred Stock then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) or any duly authorized committee of the Board of Directors and by the filing of a certificate of amendment pursuant to the applicable provisions of the Nevada Revised Statutes (as amended from time to time, the “ NRS”) stating that such increase or reduction, as the case may be, has been so authorized. The Corporation shall have the authority to issue fractional shares of Series B Preferred Stock.

Section 2. Rank. The Series B Preferred Stock will, as to dividend and other distribution rights and rights upon our liquidation, dissolution or winding-up, rank (1) senior to all classes or series of our common stock and to all other equity securities issued by us other than any equity securities issued by us with terms specifically providing that those equity securities rank junior to the Series B Preferred Stock, (2) senior with respect to the payment of dividends and other distributions and on parity with respect to the distribution of assets upon the Corporation’s liquidation, dissolution or winding up with the Corporation’s Series X Preferred Stock and on parity with our 8.625% Series A Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”), and with any future class or series of our equity securities expressly designated as ranking on parity with the Series B Preferred Stock; (3) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to the payment of dividends and other distributions and the distribution of assets upon our liquidation, dissolution or winding up; and (4) effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Section 3. Dividends and Other Distributions.

(a) Subject to the preferential rights of the holders of any class or series of capital stock of the Corporation ranking senior to the Series B Preferred Stock as to dividend and other distribution rights, the holders of shares of the Series B Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Directors and declared by the Corporation, out of funds legally available for the payment of dividends and other distributions, cumulative cash dividends at the rate of 8.375% per annum of the $25,000.00 liquidation preference per share of the Series B Preferred

Stock. Such dividends shall accrue and be cumulative from and including the first date on which any shares of Series B Preferred Stock are issued (the “Original Issue Date”), or, if later, the most recent Dividend Payment Date (as defined below) to which dividends have been paid in full (or declared and the corresponding Dividend Record Date (as defined below) for determining stockholders entitled to payment thereof has passed), and shall be payable quarterly in arrears on each Dividend Payment Date, commencing on or about July 15, 2021; provided, however, that if any Dividend Payment Date is not a Business Day (as defined below), then the dividend which would otherwise have been payable on such Dividend Payment Date may be paid, at the Corporation’s option, on either the immediately preceding Business Day or the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if paid on such Dividend Payment Date, and no interest or additional dividends or other sums shall accrue on the amount so payable from such Dividend Payment Date to such next succeeding Business Day; provided, further, that no dividends shall accrue on any share of Series B Preferred Stock for any Dividend Period (as defined below) having a Dividend Record Date (as defined below) before the date such share of Series B Preferred Stock was issued. The amount of any dividend payable on the Series B Preferred Stock for any period greater or less than a full Dividend Period shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in the stockholder records of the Corporation (or the depositary in the case of depositary shares representing underlying Series B Preferred Stock) at the close of business on the applicable Dividend Record Date. Notwithstanding any provision to the contrary contained herein, each holder of an outstanding share of Series B Preferred Stock shall be entitled to receive a dividend with respect to any Dividend Record Date equal to the dividend paid with respect to each other share of Series B Preferred Stock that is outstanding on such date. “Dividend Record Date” shall mean the date designated by the Board of Directors for the payment of dividends that is not more than 30 or fewer than 10 days prior to the applicable Dividend Payment Date. “Dividend Payment Date” shall mean the 15th calendar day of each January, April, July and October commencing on July 15, 2021. “Dividend Period” shall mean the respective periods commencing on the 15th day of January, April, July and October of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Original Issue Date and end on but exclude July 15, 2021, and other than the Dividend Period during which any shares of Series B Preferred Stock shall be redeemed pursuant to Section 5 or Section 6 hereof, which shall end on and include the day preceding the redemption date with respect to the shares of Series B Preferred Stock being redeemed).

The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a federal legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

(b) Notwithstanding anything contained herein to the contrary, dividends on the Series B Preferred Stock shall accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends, and whether or not such dividends are authorized or declared.

(c) Except as provided in Section 3(d) or 3(f) below, no dividends shall be declared and paid or declared and set apart for payment, and no other distribution of cash or other property may be declared and made, directly or indirectly, on or with respect to any shares of Common Stock or shares of any other class or series of capital stock of the Corporation ranking, as to dividends or other distributions, on parity with or junior to the Series B Preferred Stock for any period, nor shall any shares of Common Stock or any other shares of any other class or series of capital stock of the Corporation ranking, as to payment of dividends and other distributions and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up, on parity with or junior to the Series B Preferred Stock be redeemed, purchased or otherwise acquired for any consideration, nor shall any funds be paid or made available for a sinking fund for the redemption of such shares, and no other distribution of cash or other property may be made, directly or indirectly, on or with respect thereto by the Corporation, unless full cumulative dividends on the Series B Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid or (ii) declared and a sum sufficient for the payment thereof is set apart for such payment.

(d) Except as provided in Section 3(f) below, when dividends are not paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series B Preferred Stock and the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and each such other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock (which, for the avoidance of doubt, shall not include the redemption or repurchase of shares of any such class or series) shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such other class or series of capital stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such other class or series of capital stock (which shall not include any accrual in respect of unpaid dividends on such other class or series of capital stock for prior Dividend Periods if such other class or series of capital stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears.

(e) Holders of shares of Series B Preferred Stock shall not be entitled to any dividend or other distribution, whether payable in cash, property or shares of capital stock, in excess of full cumulative dividends on the Series B Preferred Stock as provided herein. Any dividend payment made on the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares which remain payable. Accrued but unpaid dividends on the Series B Preferred Stock will accrue as of the Dividend Payment Date on which they first become payable.

(f) Notwithstanding the provisions of this Section 3 or Sections 5 or 6 and regardless of whether dividends are paid in full (or declared and a sum sufficient for such full payment is not so set apart) on the Series B Preferred Stock or the shares of any other class or series of capital stock ranking, as to dividends, on parity with the Series B Preferred Stock for any or all Dividend Periods, the Corporation shall not be prohibited or limited from (i) paying dividends or other distributions on any shares of stock of the Corporation in shares of Common Stock or in shares of any other class or series of capital stock ranking junior to the Series B Preferred Stock as to payment of dividends or other distributions and the distribution of assets upon the Corporation’s liquidation, dissolution and winding up, (ii) converting or exchanging any shares of stock of the Corporation for shares of any other class or series of capital stock of the Corporation ranking junior to the Series B Preferred Stock as to payment of dividends and the distribution of assets upon the Corporation’s liquidation, dissolution and winding up, or (iii) purchasing or acquiring shares of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

Section 4. Liquidation Preference.

(a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, before any distribution or payment shall be made to holders of shares of Common Stock or any other class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock, the holders of shares of Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the debts and other liabilities of the Corporation and any class or series of capital stock of the Corporation ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, senior to the Series B Preferred Stock, a liquidation preference of $25,000.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) up to but excluding the date of payment. In the event that, upon such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Corporation are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series B Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of the Corporation ranking, as to rights upon the Corporation’s liquidation, dissolution or winding up, on parity with the Series B Preferred Stock in the distribution of assets, then the holders of the Series B Preferred Stock and each such other class or series of capital stock ranking, as to rights upon any voluntary or involuntary liquidation, dissolution or winding up, on parity with the Series B Preferred Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Written notice of any such voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given not fewer than 30 or more than 60 days prior to the payment date stated therein, to each record holder of shares of Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation, merger or conversion of the Corporation with or into any other corporation, trust or entity, or the voluntary sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

(b) In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of capital stock of the Corporation or otherwise, is permitted under the NRS, amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of Series B Preferred Stock shall not be added to the Corporation’s total liabilities.

Section 5. Redemption.

(a) Subject to Section 6(a) below, the Corporation, at its option, upon notice in accordance with Section 5(d), may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash, as follows: (i) on and after April 16, 2025 but prior to April 15, 2026, at a redemption price of $25,250.00 per share, (iii) after April 15, 2026 but prior to April 15, 2027, at a redemption price of $25,000.00 per share, in each case, plus any accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (the “Optional Redemption Right”).

(b) On or after April 15, 2026, the Corporation, at its option, upon notice in accordance with Section 5(d), may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of$25,000.00 per share, plus, subject to Section 5(e), all accrued and unpaid dividends (whether or not authorized or declared) thereon up to but not including the date fixed for redemption, without interest, to the extent the Corporation has funds legally available therefor (together with the Optional Redemption Right described in Section 5(a) above, the “Redemption Right”). If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to this Section 5(b), the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25,000.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender. If (i) notice of redemption of any shares of Series B Preferred Stock has been given (in the case of a redemption of the Series B Preferred Stock), (ii) the funds necessary for such redemption have been set aside by the Corporation for the benefit of the holders of any shares of Series B Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series B Preferred Stock and any class or series of parity Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series B Preferred Stock or its common stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series B Preferred Stock or its common stock in open-market transactions duly authorized by the Board of Directors.

(c) Except as provided in Section 3(f) above, unless full cumulative dividends on the Series B Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid in cash, or (ii) declared and a sum sufficient for the payment thereof in cash is set apart for payment, no shares of Series B Preferred Stock shall be redeemed pursuant to the Redemption Right or Special Optional Redemption Right (defined below) unless all outstanding shares of Series B Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire directly or indirectly any shares of Series B Preferred Stock or any class or series of capital stock of the Corporation ranking, as to payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, on parity with or junior to the Series B Preferred Stock (except by conversion into or exchange for shares of capital stock of the Corporation ranking, as to payment of dividends and other distributions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to the Series B Preferred Stock); provided, however, that the foregoing shall not prevent the purchase of Series B Preferred Stock, or any other class or series of capital stock of the Corporation ranking, as to payment of dividends and other distributions and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, on parity with or junior to the Series B Preferred Stock, by the Corporation pursuant to the provisions of Article IV of the Articles of Incorporation or Sections 5 and 9 of this Certificate of Designation or any comparable provision of the Articles of Incorporation relating to any class or series of capital stock hereinafter classified and designated, or the purchase or acquisition of Series B Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock.

(d) Notice of redemption pursuant to the Redemption Right will be mailed by the Corporation, postage prepaid, not fewer than 30 or more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series B Preferred Stock except as to the holder to whom such notice was defective or not given. In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the certificates (or depositary receipts), if any, representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series B Preferred Stock for payment of the redemption price; (vi) that dividends and other distributions on the shares of Series B Preferred Stock to be redeemed will cease to accrue on such redemption date; and (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed.

(e) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series B Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series B Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date

(f) All shares of the Series B Preferred Stock redeemed or repurchased pursuant to this Section 5, or otherwise acquired in any other manner by the Corporation, shall be and hereby are automatically retired and restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series or class.

Section 6. Special Optional Redemption by the Corporation.

(a) Upon the occurrence of a Delisting Event or Change of Control (each as defined below), the Corporation will have the option upon written notice mailed by the Corporation, postage pre-paid, no fewer than 30 nor more than 60 days prior to the redemption date and addressed to the holders of record of shares of the Series B Preferred Stock to be redeemed at their respective addresses as they appear on the stock transfer records of the Corporation, to redeem the Series B Preferred Stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which the Change of Control occurred, as applicable, for cash at $25,000.00 per share plus, subject to Section 6(d), accrued and unpaid dividends, if any, to, but not including, the redemption date (“Special Optional Redemption Right”). No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock except as to the holder to whom notice was defective or not given. If, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, the Corporation has provided or provides notice of redemption with respect to the Series B Preferred Stock (whether pursuant to the Redemption Right or the Special Optional Redemption Right), the holders of shares of Series B Preferred Stock will not have the conversion right described below in Section 8.

A “Change of Control” is when, after the original issuance of the Series B Preferred Stock, each of the following have occurred and are continuing:

(i) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Corporation entitling that person to exercise more than 50% of the total voting power of all stock of the Corporation entitled to vote generally in the election of the Corporation’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

(ii) following the closing of any transaction referred to in (i) above, neither the Corporation nor the acquiring or surviving entity (or, if in connection with such transaction holders of Common Stock receive Alternative Form Consideration consisting of common equity securities of another entity, such other entity) has a class of common securities (or American depositary receipts representing such securities) listed on the Nasdaq Stock Market (“NASDAQ”), the New York Stock Exchange (the “NYSE”), or the NYSE American, LLC (the “NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to NASDAQ, the NYSE or the NYSE AMER.

A “Delisting Event” occurs when, after the original issuance of Series B Preferred Stock, both (i) the shares of Series B Preferred Stock (or the depositary shares) are no longer listed on NASDAQ, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to NASDAQ, the NYSE or the NYSE AMER, and (ii) the Corporation is not subject to the reporting requirements of the Exchange Act, but any Series B Preferred Stock is still outstanding.

(b) In addition to any information required by law or by the applicable rules of any exchange upon which the Series B Preferred Stock may be listed or admitted to trading, such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the number of shares of Series B Preferred Stock to be redeemed; (iv) the place or places where the certificates, if any, representing shares of Series B Preferred Stock are to be surrendered for payment of the redemption price; (v) procedures for surrendering noncertificated shares of Series B Preferred Stock for payment of the redemption price; (vi) that dividends on the shares of Series B Preferred Stock to be redeemed will cease to accrue on the redemption date; (vii) that payment of the redemption price and any accumulated and unpaid dividends will be made upon presentation and surrender of such Series B Preferred Stock; (viii) that the shares of Series B Preferred Stock are being redeemed pursuant to the Special Optional Redemption Right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions constituting such Delisting Event or Change of Control, as applicable; and (ix) that holders of the shares of Series B Preferred Stock to which the notice relates will not be able to tender such shares of Series B Preferred Stock for conversion in connection with the Delisting Event or Change of Control, as applicable, and each share of Series B Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related redemption date instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. If fewer than all of the shares of Series B Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of shares of Series B Preferred Stock held by such holder to be redeemed. Holders of Series B Preferred Stock to be redeemed shall surrender such Series B Preferred Stock at the place, or in accordance with the book-entry procedures, designated in such notice and shall be entitled to the redemption price of $25,000.00 per share and any accrued and unpaid dividends payable upon such redemption following such surrender.

If fewer than all of the outstanding shares of Series B Preferred Stock are to be redeemed pursuant to the Special Optional Redemption Right, the shares of Series B Preferred Stock to be redeemed shall be redeemed pro rata (as nearly as may be practicable without creating fractional shares) or by lot as determined by the Corporation.

(c) If (i) the Corporation has given a notice of redemption pursuant to the Special Optional Redemption Right, (ii) the funds necessary for such redemption have been set aside by the Corporation in trust for the benefit of the holders of the shares of Series B Preferred Stock so called for redemption, and (iii) irrevocable instructions have been given to pay the redemption price and all accrued and unpaid dividends, then from and after the redemption date, dividends shall cease to accrue on such shares of Series B Preferred Stock, such shares of Series B Preferred Stock shall no longer be deemed outstanding, and all rights of the holders of such shares shall terminate, except the right to receive the redemption price plus any accrued and unpaid dividends payable upon such redemption, without interest. So long as full cumulative dividends on the Series B Preferred Stock for all past Dividend Periods shall have been or contemporaneously are (i) declared and paid, or (ii) declared and a sum sufficient for the payment thereof is set apart for payment, nothing herein shall prevent or restrict the Corporation’s right or ability to purchase, from time to time, either at a public or a private sale, all or any part of the Series B Preferred Stock at such price or prices as the Corporation may determine, subject to the provisions of applicable law, including the repurchase of shares of Series B Preferred Stock in open-market transactions duly authorized by the Board of Directors.

(d) If a redemption date falls after a Dividend Record Date and on or prior to the corresponding Dividend Payment Date, each holder of Series B Preferred Stock at the close of business of such Dividend Record Date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares on or prior to such Dividend Payment Date, and each holder of Series B Preferred Stock that surrenders its shares on such redemption date will be entitled to the dividends accruing after the end of the Dividend Period to which such Dividend Payment Date relates up to but excluding the redemption date. Except as provided herein, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Stock for which a notice of redemption has been given.

(e) All shares of the Series B Preferred Stock redeemed or repurchased pursuant to this Section 6, or otherwise acquired in any other manner by the Corporation, shall be and hereby are automatically retired and restored to the status of authorized but unissued shares of preferred stock of the Corporation, without designation as to series or class.

Section 7. Voting Rights.

(a) Holders of the Series B Preferred Stock shall not have any voting rights, except as set forth in this Section 7.

(b) Whenever dividends or other distributions on any shares of Series B Preferred Stock shall be in arrears for six or more consecutive or non-consecutive quarterly periods (a “Preferred Dividend Default”), the holders of Series B Preferred Stock and the holders of all other classes or series of preferred stock of the Corporation ranking on parity with the Series B Preferred Stock with respect to payment of dividends and other distributions and the distribution of assets upon the Corporation’s liquidation, dissolution or winding up and upon which like voting rights have been conferred, including the Series A Preferred Stock, and are exercisable (“Parity Preferred”) and with which the holders of Series B Preferred Stock are entitled to vote together as a single class voting together as a single class, shall be entitled to vote for the election of a total of two additional directors to serve on the Board of Directors of the Corporation (the “Preferred Directors”) until all dividends accumulated and unpaid on such Series B Preferred for all past Dividend Periods shall have been fully paid. At such time as the holders of Series B Preferred Stock become entitled to vote in the election of Preferred Directors, the number of directors serving on the Board of Directors will be increased automatically by two directors (unless the number of directors has previously been so increased pursuant to the terms of any class or series of Parity Preferred). For the purposes of determining whether a Preferred Dividend Default has occurred or is continuing, a dividend in respect of Series B Preferred Stock shall be considered timely made if made within two Business Days after the applicable Dividend Payment Date if at the time of such late payment date there shall not be any prior quarterly Dividend Periods in respect of which full dividends were not timely made at the applicable Dividend Payment Date.

(c) A Preferred Director will be elected by a plurality of the votes cast in the election of Preferred Directors and shall serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies, subject to Section 7(e) or such Preferred Director’s earlier death, disqualification, resignation or removal. The election of Preferred Directors will take place at (i) either (A) a special meeting called in accordance with Section 7(d) below if the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders or (B) the next annual or special meeting of stockholders if the request is received within 90 days of the date fixed for the Corporation’s next annual or special meeting of stockholders, and (ii) at each subsequent annual meeting of stockholders, or special meeting at which Preferred Directors are to be elected, until the right of holders of Series B Preferred Stock to elect Preferred Directors shall have terminated as specified in Section 7(e).

(d) At any time when holders of Series B Preferred Stock are entitled to vote in the election of Preferred Directors, the Secretary of the Corporation shall, unless the request is received more than 90 days before the date fixed for the Corporation’s next annual or special meeting of stockholders, call or cause to be called, upon written request of holders of record of at least 10% of the outstanding shares of Series B Preferred Stock and Parity Preferred with which the holders of Series B Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, call a special meeting of stockholders for the purpose of electing Preferred Directors by mailing or causing to be mailed to the stockholders entitled to vote a notice of such special meeting to be held not fewer than ten or more than 45 days after the date such notice is given. The record date for determining holders of the Series B Preferred Stock entitled to notice of and to vote at such special meeting will be the close of business on the third Business Day preceding the day on which such notice is mailed. The holder or holders of one-third of the outstanding shares of Series B Preferred Stock and Parity Preferred with which the holders of Series B Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors, present in person or by proxy, will constitute a quorum for the election of the Preferred Directors except as otherwise required by law. Notice of all meetings of stockholders at which holders of Series B Preferred Stock are entitled to vote in the election of Preferred Directors will be given to such holders at their addresses as they appear in the Corporation’s stock transfer records. At any such meeting or adjournment thereof, in the absence of a quorum, subject to the provisions of any applicable law, the affirmative vote of a majority of the holders of the Series B Preferred Stock and Parity Preferred with which the holders of Series B Preferred Stock are entitled to vote together as a single class in the election of Preferred Directors present in person or by proxy, voting together as a single class, shall be sufficient to adjourn the meeting for the election of the Preferred Directors, without notice other than an announcement at the meeting, until a quorum is present. If a Preferred Dividend Default shall terminate after the notice of a special meeting for the purpose of electing Preferred Directors has been given but before such special meeting has been held, the Corporation shall, as soon as practicable after such termination, mail or cause to be mailed notice of such termination to holders of the Series B Preferred Stock that would have been entitled to vote at such special meeting.

(e) If and when all accumulated dividends on such Series B Preferred Stock for all past Dividend Periods shall have been fully paid, the right of the holders of Series B Preferred Stock to elect such additional two directors shall immediately cease (subject to revesting in the event of each and every Preferred Dividend Default), and, unless there are outstanding shares of Parity Preferred upon which like voting remain exercisable, the term of office of each Preferred Director so elected shall terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. If the rights of holders of Series B Preferred Stock to elect Preferred Directors have terminated in accordance with this Section 7(e) after any record date for the determination of stockholders entitled to vote in the election of such Preferred Directors but before the closing of the polls in such election, holders of Series B Preferred Stock outstanding as of such record date shall not be entitled to vote in such election of Preferred Directors. Any Preferred Director may be removed at any time with or without cause by the vote of, and shall not be removed otherwise than by the vote of, the holders of record of not less than two-thirds of the outstanding shares of Series B Preferred Stock and the Parity Preferred then entitled to vote together as a single class in the election of Preferred Directors (voting together as a single class). So long as a Preferred Dividend Default shall continue, any vacancy in the office of a Preferred Director may be filled by written consent of the Preferred Director remaining in office, or if none remains in office, by a plurality of the votes cast in the election of Preferred Directors. Each of the Preferred Directors shall be entitled to one vote on any matter before the Board of Directors.

(f) So long as any shares of Series B Preferred Stock remain outstanding, the affirmative vote or consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock and each other class or series of Parity Preferred with which the holders of Series B Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class), given in person or by proxy, either in writing or at a meeting, will be required to: (i) authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of capital stock ranking senior to the Series B Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Corporation (collectively, “Senior Capital Stock”) or reclassify any authorized shares of capital stock of the Corporation into Senior Capital Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any Senior Capital Stock; or (ii) amend, alter or repeal the provisions of the Articles of Incorporation, including the terms of the Series B Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of its assets or otherwise (an “Event”), so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Stock; provided however, with respect to the occurrence of any Event, so long as the Series B Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of such Event, the Corporation may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of Series B Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of any Event. In addition, if the holders of the Series B Preferred Stock receive the greater of the full trading price of the Series B Preferred Stock on the date of an Event or the $25,000.00 liquidation preference per share of the Series B Preferred Stock plus all accrued and unpaid dividends thereon pursuant to the occurrence of any Event, then such holders shall not have any voting rights with respect to such Event. If any Event would materially and adversely affect the rights, preferences, privileges or voting powers of the Series B Preferred Stock disproportionately relative to other classes or series of Parity Preferred with which the holders of Series B Preferred Stock are entitled to vote together as a single class on such Event, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Preferred Stock, voting as a separate class, will also be required. Notwithstanding the foregoing, holders of shares of Series B Preferred Stock shall not be entitled to vote with respect to (A) any increase in the total number of authorized shares of Common Stock or Preferred Stock of the Corporation, (B) any increase in the number of authorized shares of Series B Preferred Stock or the creation or issuance of any other class or series of capital stock or (C) any increase in the number of authorized shares of any other class or series of capital stock; provided that, in each case referred to in clause (A), (B) or (C) above, such capital stock ranks on parity with or junior to the Series B Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation. Except as set forth herein, holders of the Series B Preferred Stock shall not have any voting rights with respect to, and the consent of the holders of the Series B Preferred Stock shall not be required for, the taking of any corporate action, including an Event, regardless of the effect that such corporate action or Event may have upon the powers, preferences, voting power or other rights or privileges of the Series B Preferred Stock.

(g) The foregoing voting provisions of this Section 7 shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption upon proper notice pursuant to this Certificate of Designation, and sufficient funds, in cash, shall have been deposited in trust to effect such redemption.

(h) In any matter in which the Series B Preferred Stock may vote together as a single class with holders of all other classes or series of parity preferred stock (as expressly provided herein), each share of Series B Preferred Stock shall be entitled to one vote per $25,000.00 of liquidation preference.

Section 8. Conversion. The shares of Series B Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation, except as provided in this Section 8.

(a) Upon the occurrence of a Delisting Event or Change of Control, as applicable, each holder of outstanding shares of Series B Preferred Stock shall have the right, unless, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem the Series B Preferred Stock pursuant to the Redemption Right or Special Optional Redemption Right, to convert some or all of the Series B Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of Common Stock per share of Series B Preferred Stock to be converted (the “Common Stock Conversion Consideration”) equal to the lesser of (A) the quotient obtained by dividing (i) the sum of (x) the $25,000.00 liquidation preference per share of Series B Preferred Stock to be converted plus (y) the amount of any accrued and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a Dividend Record Date and prior to the corresponding Dividend Payment Date, in which case no additional amount for such accrued and unpaid dividends will be included in such sum) by (ii) the Common Stock Price (as defined herein) and (B) 1.253.13 (the “Share Cap”), subject to the immediately succeeding paragraph.

The Share Cap is subject to pro rata adjustments for any stock splits (including those effected pursuant to a distribution of the Common Stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Common Stock as follows: the adjusted Share Cap as the result of a Share Split shall be the number of shares of Common Stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of shares of Common Stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such Share Split.

In the case of a Delisting Event or Change of Control, as applicable, pursuant to which shares of Common Stock shall be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of shares of Series B Preferred Stock shall receive upon conversion of such shares of Series B Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of Common Stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration”; and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, shall be referred to herein as the “Conversion Consideration”).

In the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, as applicable, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of the shares of Common Stock that were voted in such an election (if electing between two types of consideration) or holders of a plurality of the shares of Common Stock that were voted in such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of Common Stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Delisting Event or Change of Control, as applicable.

The “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, shall be a Business Day set forth in the notice of Delisting Event or Change of Control, as applicable, provided in accordance with Section 8(c) below that is no less than 20 days nor more than 35 days after the date on which the Corporation provides such notice pursuant to Section 8(c).

The “Common Stock Price” shall be (i) if the consideration to be received in the Change of Control by the holders of Common Stock is solely cash, the amount of cash consideration per share of Common Stock or (ii) if the consideration to be received in the Change of Control by holders of Common Stock is other than solely cash (x) the average of the closing sale prices per share of Common Stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Common Stock is then traded, or (y) the average of the last quoted bid prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Common Stock is not then listed for trading on a U.S. securities exchange.

The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.

(b) No fractional shares of Common Stock shall be issued upon the conversion of Series B Preferred Stock. In lieu of fractional shares of Common Stock otherwise issuable in respect of the aggregate number of shares of Series B Preferred Stock of any holder that are converted, that holder shall be entitled to receive the cash value of such fractional shares based on the Common Stock Price. If more than one share of Series B Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.

(c) Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, a notice of occurrence of the Delisting Event or Change of Control, as applicable, describing the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, shall be delivered to the holders of record of the Series B Preferred Stock at their addresses as they appear on the Corporation’s stock transfer records and notice shall be provided to the Corporation’s transfer agent. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the conversion of any share of Series B Preferred Stock except as to the holder to whom notice was defective or not given. Each notice shall state: (i) the events constituting the Delisting Event or Change of Control, as applicable; (ii) the date of the Delisting Event or Change of Control, as applicable; (iii) the last date on which the holders of Series B Preferred Stock may exercise their Delisting Event

Conversion Right or Change of Control Conversion Right, as applicable; (iv) the method and period for calculating the Common Stock Price; (v) the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable; (vi) that if, on or prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem all or any portion of the Series B Preferred Stock, the holder will not be able to convert shares of Series B Preferred Stock designated for redemption and such shares of Series B Preferred Stock shall be redeemed on the related redemption date, even if they have already been tendered for conversion pursuant to the Delisting Event Conversion Right or Change of Control Conversion Right; (vii) if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per share of Series B Preferred Stock; (viii) the name and address of the paying agent and the conversion agent; and (ix) the procedures that the holders of Series B Preferred Stock must follow to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable.

(d) The Corporation shall issue a press release for publication on the Dow Jones & Corporation, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on the Corporation’s website, in any event prior to the opening of business on the first Business Day following any date on which the Corporation provides notice pursuant to Section 8(c) above to the holders of Series B Preferred Stock.

(e) In order to exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, a holder of shares of Series B Preferred Stock shall be required to deliver, on or before the close of business on the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, the certificates (if any) representing the shares of Series B Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to the Corporation’s transfer agent. Such notice shall state: (i) the relevant Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; (ii) the number of shares of Series B Preferred Stock to be converted; and (iii) that the shares of Series B Preferred Stock are to be converted pursuant to the applicable provisions of this Certificate of Designation. Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, such notice shall comply with applicable procedures of The Depository Trust Corporation (“DTC”).

(f) Holders of Series B Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Right or Change of Control Conversion Right (in whole or in part), as applicable, by a written notice of withdrawal delivered to the Corporation’s transfer agent prior to the close of business on the Business Day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state: (i) the number of withdrawn shares of Series B Preferred Stock; (ii) if certificated shares of Series B Preferred Stock have been issued, the certificate numbers of the shares of withdrawn Series B Preferred Stock; and (iii) the number of shares of Series B Preferred Stock, if any, which remain subject to the conversion notice. Notwithstanding the foregoing, if the shares of Series B Preferred Stock are held in global form, the notice of withdrawal shall comply with applicable procedures of DTC.

(g) Shares of Series B Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn shall be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless, on or prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the Corporation has provided or provides notice of its election to redeem such shares of Series B Preferred Stock, whether pursuant to its Redemption Right or Special Optional Redemption Right. If the Corporation elects to redeem shares of Series B Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series B Preferred Stock shall not be so converted and the holders of such shares shall be entitled to receive on the applicable redemption date $25,000.00 per share, plus any accrued and unpaid dividends thereon to, but not including, the redemption date.

(h) The Corporation shall deliver the applicable Conversion Consideration no later than the third Business Day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

(i) The shares of Series B Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as otherwise provided herein.

Section 9. No Conversion Rights. The shares of Series B Preferred Stock shall not be convertible into or exchangeable for any other property or securities of the Corporation or any other entity, except as otherwise provided herein.

Section 10. Record Holders. The Corporation and its transfer agent may deem and treat the record holder of any Series B Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

Section 11. No Maturity or Sinking Fund. The Series B Preferred Stock has no maturity date, and no sinking fund has been established for the retirement or redemption of Series B Preferred Stock.

Section 12. Exclusion of Other Rights. The Series B Preferred Stock shall not have any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption other than expressly set forth in the Articles of Incorporation and this Certificate of Designation.

Section 13. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Section 14. Severability of Provisions. If any preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of Series B Preferred Stock set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect and no preferences or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series B Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 15. No Preemptive Rights. No holder of Series B Preferred Stock shall be entitled to any preemptive rights to subscribe for or acquire any unissued shares of capital stock of the Corporation (whether now or hereafter authorized) or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of capital stock of the Corporation.

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FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov Certificate, Amendment or Withdrawal of Designation NRS 78.1955, 78.1955(6) X Certificate of Designation Certificate of Amendment to Designation - Before Issuance of Class or Series Certificate of Amendment to Designation - After Issuance of Class or Series Certificate of Withdrawal of Certificate of Designation TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT 1. Entity information: Name of entity: XOMA Royalty Corporation Entity or Nevada Business Identification Number (NVID): 2. Effective date and For Certificate of Designation or Date: 05/30/2025 Time: 12:01am PT time: Amendment to Designation Only (Optional): (must not be later than 90 days after the certificate is filed) 3. Class or series of The class or series of stock being designated within this filing: stock: (Certificate of Series X Convertible Preferred Stock Designation only) 4. Information for The original class or series of stock being amended within this filing: amendment of class or series of stock: 5. Amendment of Certificate of Amendment to Designation- Before Issuance of Class or Series class or series of As of the date of this certificate no shares of the class or series of stock have been issued. stock: Certificate of Amendment to Designation- After Issuance of Class or Series The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. 6. Resolution: By resolution of the board of directors pursuant to a provision in the articles of incorporation this Certificate of Designation certificate establishes OR amends the following regarding the voting powers, designations, and Amendment to preferences, limitations, restrictions and relative rights of the following class or series of stock.* Designation only) The certificate of designation for the corporation’s Series X Convertible Preferred Stock is set forth on the pages attached hereto. 7. Withdrawal: Designation being Date of Withdrawn: Designation: No shares of the class or series of stock being withdrawn are outstanding. The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * 8. Signature: (Required) X /s/ THOMAS BURNS Date: 05/29/2025 Signature of Officer additional page(s) if necessary Page 1 of 1 This form must be accompanied by appropriate fees. Revised: 8/1/2023

XOMA ROYALTY CORPORATION

CERTIFICATE OF DESIGNATION

OF

SERIES X CONVERTIBLE PREFERRED STOCK

Pursuant to Nevada Revised Statutes 78.1955

XOMA ROYALTY CORPORATION, a Nevada corporation (the “Corporation”), in accordance with the provisions of Section 78.1955 of the Nevada Revised Statutes (as amended from time to time, the “NRS”), does hereby certify that the following resolution was duly adopted by the Board of Directors of the Corporation by a duly authorized committee thereof:

RESOLVED, pursuant to authority expressly set forth in the Articles of Incorporation of the Corporation (as amended from time to time, the “Articles of Incorporation”), the designation and establishment of a series of preferred stock, par value $0.05 per share, of the Corporation, designated as the Series X Convertible Preferred Stock, is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Articles of Incorporation that are applicable to the preferred stock of all classes and series of the Corporation) are hereby fixed, and this Certificate of Designation of Series X Convertible Preferred Stock is hereby approved as follows:

SERIES X CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing Sale Price” means, for any security as of any date, the last closing trade price for such security prior to 4:00 p.m., New York City time, on the principal securities exchange or trading market where such security is listed or traded, as reported by Bloomberg, L.P. (or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by Holders of a majority of the then-outstanding Series X Preferred Stock and the Corporation), or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, L.P., or, if no last trade price is reported for such security by Bloomberg, L.P., the average of the bid prices of any market makers for such security as reported on the OTC Pink Market by OTC Markets Group, Inc. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as determined in good faith by the Board of Directors of the Corporation (the “Board of Directors”).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.0075 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed into.

“Common Stock Equivalents” means any securities of the Corporation or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall mean $4.03, as adjusted pursuant to paragraph 7 hereof.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series X Preferred Stock in accordance with the terms hereof.

“Daily Failure Amount” means the product of (x) .005 multiplied by (y) the Closing Sale Price of the Common Stock on the applicable Share Delivery Date (as defined below).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means any holder of Series X Preferred Stock.

“Issuance Date” February 15, 2017.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Value” shall mean $4,030 per share.

“Subscription Agreement” means that certain Subscription Agreement, dated as of February 10, 2017, relating to the offering and sale by the Corporation of shares of Common Stock and the Series X Preferred Stock.

“Trading Day” means a day on which the Common Stock is traded for any period on the principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

(a) The series of preferred stock designated by this Certificate of Designation shall be designated as the Corporation’s Series X Convertible Preferred Stock (the “Series X Preferred Stock”) and the number of shares so designated shall be 5,003. Each share of Series X Preferred Stock shall have a par value of $0.05 per share. The Series X Preferred Stock may be issued in certificated form or in book-entry form, as requested by a Holder. To the extent that any shares of Series X Preferred Stock are issued in book-entry form, references herein to “certificates” shall instead refer to the book-entry notation relating to such shares.

(b) The Corporation shall register shares of the Series X Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series X Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series X Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. The Corporation shall register the transfer of any shares of Series X Preferred Stock in the Series X Preferred Stock Register, upon surrender of the certificates evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate evidencing the shares of Series X Preferred Stock so transferred shall be issued to the transferee and a new certificate evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within three Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

Section 3. Dividends. Holders shall not be entitled to receive any dividends or other distributions in respect of the Series X Preferred Stock, except to the extent that dividends or other distributions are paid on the Corporation’s Common Stock, in which case the Holders of the Series X Preferred Stock shall be entitled to participate in such dividends or other distributions, on an as-converted basis (without regard to the Beneficial Ownership Limitation (as defined below)).

Section 4. Voting Rights Amendments.

(a) Except as otherwise provided herein or as otherwise required by the NRS, the Series X Preferred Stock shall have no voting rights.

(b) Notwithstanding Section 4(a), so long as at least 50% of the authorized shares of Series X Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of a majority of the then outstanding shares of the Series X Preferred Stock: (a) alter or amend this Certificate of Designation, amend or repeal any provision of, or add any provision to, the Articles of Incorporation or bylaws of the Corporation, or file any certificate of amendment or certificate of designation with regard to any series of preferred stock, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series X Preferred Stock, regardless of whether any of the foregoing actions shall be by means of amendment to the Articles of Incorporation or by merger, consolidation or otherwise, (b) issue further shares of Series X Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series X Preferred Stock, (c) sell, assign, monetize, pledge or otherwise divest or encumber the Corporation’s rights under any material license agreement, joint venture or other partnership agreement to which the Corporation is a party and involving any drug or drug candidate (whether such rights, drugs and/or drug candidates are in existence as of the Issuance Date or subsequently created or acquired), including, but not limited to the “Assets” as such term is defined in the Subscription Agreement, (d) issue or commit to issue, in any calendar year, any Common Stock, Common Stock Equivalents or other equity securities of the Corporation or securities convertible or exercisable for equity securities of the Corporation (but excluding: (i) securities issued pursuant to any equity compensation plan(s) approved by a majority vote of the Corporation’s stockholders, (ii) issuances to financial institutions, equipment lessors, licensees, licensors, vendors, service providers, landlords, brokers or similar entities in connection with commercial credit arrangements, equipment financings, license or partnering arrangements, commercial services, commercial property lease transactions or similar transactions, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Corporation and the terms of which are approved by the Board of Directors in an aggregate amount not to exceed 20% of the number of shares of Common Stock issued and outstanding as of December 31 of the immediately prior calendar year, and (iii) securities issued in connection with the exercise or conversion of any Common Stock Equivalent that is outstanding as of the Issuance Date or that is subsequently issued under the exemptions set forth in Section 4(b)(d)(i) and (ii)), (e) issue any equity-based award or compensation (e.g., stock options, restricted stock, restricted stock units and stock-appreciation rights (whether settled in stock or cash)) to the Corporation’s principal executive officer and/or principal financial officer, except to the extent that such award has been unanimously approved by the Compensation Committee of the Board of Directors at a time when a designee of a Holder then serves on such committee, or (f) enter into any agreement with respect to any of the foregoing.

(c) Any vote required or permitted under Section 4(b) may be taken at a meeting of the Holders of the Series X Preferred Stock or through the execution of an action by written consent in lieu of such meeting, provided that the consent is executed by Holders representing at least a majority of the outstanding shares of Series X Preferred Stock.

Section 5. Rank; Liquidation.

(a) The Series X Preferred Stock shall rank: (i) senior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms junior to any Series X Preferred Stock (“Junior Securities”); (ii) on parity with the Common Stock and any other class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series X Preferred Stock (the “Parity Securities”); and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms senior to any Series X Preferred Stock (“Senior Securities”), in each case, as to distributions of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily (all such distributions being referred to collectively as “Liquidating Distributions”).

(b) Subject to the prior and superior rights of the holders of any Senior Securities of the Corporation, upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each Holder of shares of Series X Preferred Stock shall be entitled to receive, in preference to any Liquidating Distributions of any of the assets or surplus funds of the Corporation to the holders of the Junior Securities, and pari passu with any Liquidating Distribution to the holders of the Parity Securities, an equivalent amount of Liquidating Distributions as would be paid on the Common Stock underlying the Series X Preferred Stock, determined on an as-converted basis (without regard to the Beneficial Ownership Limitation), plus an additional amount equal to any dividends or other distributions declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of Junior Securities. If, upon any such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to pay the Holders of shares of the Series X Preferred Stock the amount required under the preceding sentence, then all remaining assets of the Corporation shall be distributed ratably to Holders of the shares of the Series X Preferred Stock and holders of Parity Securities.

Section 6. Conversion.

(a) Conversions at Option of Holder. Each share of Series X Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the Conversion Ratio. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Other than a conversion following a Fundamental Transaction or following a notice provided for under Section 7(d)(ii) hereof, the Notice of Conversion must specify at least a number of shares of Series X Preferred Stock to be converted equal to the lesser of (x) 100 shares (such number subject to appropriate adjustment following the occurrence of an event specified in Section 7(a) hereof) and (y) the number of shares of Series X Preferred Stock then held by the Holder. Provided the Corporation’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the account of the Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day that the Notice of Conversion, completed and executed, is sent by facsimile to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if applicable) representing such shares of Series X Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Conversion Date shall be defined as the Trading Day on which the original share certificate(s) (if applicable) of Series X Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation. The calculations set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.

(b) Conversion Ratio. The “Conversion Ratio” for each share of Series X Preferred Stock shall be equal to the Stated Value divided by the Conversion Price.

(c) Beneficial Ownership Limitation. Notwithstanding anything herein to the contrary, the Corporation shall not effect any conversion of the Series X Preferred Stock, and a Holder shall not have the right to convert any portion of the Series X Preferred Stock, to the extent that, after giving effect to an attempted conversion set forth on an applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)) would beneficially own a number of shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Series X Preferred Stock subject to the Notice of Conversion with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series X Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained herein. For purposes of this Section 6(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission. For purposes of this Section 6(c), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent periodic or annual filing with the Commission, as the case may be, (B) a more recent public announcement by the Corporation that is filed with the Commission, or (C) a more recent notice by the Corporation or the Corporation’s transfer agent to the Holder setting forth the number of shares of Common Stock then outstanding. Upon the written request of a Holder (which may be by email), the Corporation shall, within three (3) Trading Days thereof, confirm in writing to such Holder (which may be via email) the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any actual conversion or exercise of securities of the Corporation, including shares of Series X Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was last publicly reported or confirmed to the Holder. The “Beneficial Ownership Limitation” shall be 19.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to such Notice of Conversion (to the extent permitted pursuant to this Section 6(c)), provided that a Holder may, upon providing written notice to the Corporation, elect to increase or decrease the Beneficial Ownership Limitation (not to exceed the limits under NASDAQ Marketplace Rule 5635(b), to the extent then applicable), with any increase to be effective only after 61 days from delivery of such notice to the Corporation. The Corporation shall be entitled to rely on representations made to it by the Holder in any Notice of Conversion regarding its Beneficial Ownership Limitation.

(d) Mechanics of Conversion

i. Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three Trading Days after the applicable Conversion Date, or if the Holder requests the issuance of physical certificate(s), two Trading Days after receipt by the Corporation of the original certificate(s) representing such shares of Series X Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion (the “Share Delivery Date”), the Corporation shall either: (a) deliver, or cause to be delivered, to the converting Holder a physical certificate or certificates representing the number of Conversion Shares being acquired upon the conversion of shares of Series X Preferred Stock; or (b) in the case of a DWAC Delivery, electronically transfer such Conversion Shares by crediting the account of the Holder’s prime broker with DTC through its DWAC system. If in the case of any Notice of Conversion such certificate or certificates are not delivered to or as directed by or, in the case of a DWAC Delivery, such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series X Preferred Stock certificate delivered to the Corporation and such Holder shall promptly return to the Corporation any Common Stock certificates or otherwise direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series X Preferred Stock unsuccessfully tendered for conversion to the Corporation.

ii. Obligation Absolute. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series X Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, in the event a Holder shall elect to convert any or all of its Series X Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Series X Preferred Stock of such Holder shall have been sought and obtained by the Corporation, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the value of the Conversion Shares into which would be converted the Series X Preferred Stock which is subject to such injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Corporation shall, subject to Section 6(c) hereof and subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(d)(i) above, issue Conversion Shares upon a properly noticed conversion. If the Corporation fails to deliver to a Holder such certificate or certificates, or electronically deliver (or cause its transfer agent to electronically deliver) such shares in the case of a DWAC Delivery, pursuant to Section 6(d)(i) on or prior to the fifth Trading Day after the Share Delivery Date applicable to such conversion (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), then, unless the Holder has rescinded the applicable Notice of Conversion pursuant to Section 6(d)(i) above, the Corporation shall pay (as liquidated damages and not as a penalty) to such Holder an amount payable, at the Corporation’s option, either (a) in cash or (b) to the extent that it would not cause the Holder or its Attribution Parties to exceed the Beneficial Ownership Limitation, in shares of Common Stock that are valued for these purposes at the Closing Sale Price on the date of such calculation, in each case equal to the product of (x) the number of Conversion Shares required to have been issued by the Corporation on such Share Delivery Date, (y) an amount equal to the Daily Failure Amount and (z) the number of Trading Days actually lapsed after such fifth Trading Day after the Share Delivery Date during which such certificates have not been delivered, or, in the case of a DWAC Delivery, such shares have not been electronically delivered; provided, however, the Holder shall only receive up to such amount of shares of Common Stock such that Holder and its Attribution Parties and any other persons or entities whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act (including shares held by any “group” of which the Holder is a member, but excluding shares beneficially owned by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) shall not collectively beneficially own greater than the Beneficial Ownership Limitation. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

iii. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. If the Corporation fails to deliver to a Holder the applicable certificate or certificates or to effect a DWAC Delivery, as applicable, by the Share Delivery Date pursuant to Section 6(d)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series X Preferred Stock equal to the number of shares of Series X Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series X Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the shares of Series X Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series X Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(d)(i).

iv. Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series X Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series X Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series X Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

v. Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series X Preferred Stock. As to any fraction of a share which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price.

vi. Transfer Taxes. The issuance of certificates for shares of the Common Stock upon conversion of the Series X Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the registered Holder(s) of such shares of Series X Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(e) Status as Stockholder. Upon each Conversion Date, (i) the shares of Series X Preferred Stock being converted shall be deemed converted into shares of Common Stock and (ii) the Holder’s rights as a holder of such converted shares of Series X Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series X Preferred Stock.

Section 7. Certain Adjustments.

(a) Share Dividends and Stock Splits. If the Corporation, at any time while this Series X Preferred Stock is outstanding: (A) pays a share dividend or otherwise makes a distribution or distributions payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of this Series X Preferred Stock) with respect to the then outstanding shares of Common Stock; (B) subdivides outstanding shares of Common Stock into a larger number of shares; or (C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Fundamental Transaction. If, at any time while this Series X Preferred Stock is outstanding, (A) the Corporation effects any merger or consolidation of the Corporation with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person (other than such a transaction in which the Corporation is the surviving or continuing entity and its Common Stock is not exchanged for or converted into other securities, cash or property), (B) the Corporation effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (C) any tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which more than 50% of the Common Stock not held by the Corporation or such Person is exchanged for or converted into other securities, cash or property, or (D) the Corporation effects any reclassification of the Common Stock or any compulsory share exchange pursuant (other than as a result of a dividend, subdivision or combination covered by Section 7(a) above) to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Series X Preferred Stock the Holders shall have the right to receive, in lieu of the right to receive Conversion Shares, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of one share of Common Stock (the “Alternate Consideration”). For purposes of any such subsequent conversion, the determination of the Conversion Ratio shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall adjust the Conversion Ratio in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holders shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Series X Preferred Stock following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration. The terms of any agreement to which the Corporation is a party and pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 7(b) and insuring that this Series X Preferred Stock (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. The Corporation shall cause to be delivered to each Holder, at its last address as it shall appear upon the stock books of the Corporation, written notice of any Fundamental Transaction at least 20 calendar days prior to the date on which such Fundamental Transaction is expected to become effective or close.

(c) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(d) Notice to the Holders.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Other Notices. If: (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Series X Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

Section 8. Miscellaneous.

(a) Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile or by other electronic transmission, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at 2910 Seventh Street, Berkeley, California 94710, email: LegalDept@xoma.com, or such other email address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section. Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address of such Holder appearing on the books of the Corporation, or if no such email address appears on the books of the Corporation, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:30 p.m. (Pacific Time) on any date, (ii) the date immediately following the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section between 5:30 p.m. and 11:59 p.m. (Pacific Time) on any date, (iii) the second Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b) Lost or Mutilated Series X Preferred Stock Certificate. If a Holder’s Series X Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series X Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe.

(c) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series X Preferred Stock granted hereunder may be waived as to all shares of Series X Preferred Stock (and the Holders thereof) upon the written consent of the Holders of not less than a majority of the shares of Series X Preferred Stock then outstanding, unless a higher percentage is required by the NRS, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(d) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(e) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(f) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(g) Status of Converted Series X Preferred Stock. If any shares of Series X Preferred Stock shall be converted or reacquired by the Corporation, such shares shall be and hereby are automatically retired and restored to the status of authorized but unissued shares of preferred stock of the Corporation and shall no longer be designated as Series X Preferred Stock.

******

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT

SHARES OF SERIES X PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series X Preferred Stock indicated below, represented by stock certificate No(s). (the “Preferred Stock Certificates”), into shares of common stock, par value $0.0075 per share (the “Common Stock”), of XOMA Royalty Corporation, a Nevada corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Series X Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Nevada Secretary of State on ___________, 20__.

As of the date hereof, the number of shares of Common Stock beneficially owned by the undersigned Holder (together with such Holder’s Affiliates, and any other Person whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) or Section 16 of the Exchange Act and the applicable regulations of the Commission, including any “group” of which the Holder is a member (the foregoing, “Attribution Parties”)), including the number of shares of Common Stock issuable upon conversion of the Series X Preferred Stock subject to this Notice of Conversion, but excluding the number of shares of Common Stock which are issuable upon (A) conversion of the remaining, unconverted Series X Preferred Stock beneficially owned by such Holder or any of its Attribution Parties, and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation (including any warrants) beneficially owned by such Holder or any of its Attribution Parties that are subject to a limitation on conversion or exercise similar to the limitation contained in Section 6(c) of the Certificate of Designation, is _____. For purposes hereof, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Commission. In addition, for purposes hereof, “group” has the meaning set forth in Section 13(d) of the Exchange Act and the applicable regulations of the Commission.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series X Preferred Stock owned prior to Conversion:

Number of shares of Series X Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date:

EXHIBIT D

NEVADA BYLAWS

BYLAWS

OF

XOMA ROYALTY CORPORATION

(the “Company”)

ARTICLE I

OFFICES

Section 1. The registered office shall be the street address of the Company’s registered agent.

Section 2. The Company may also have offices at such other places both within and without the State of Nevada as the Board of Directors of the Company (the “Board of Directors”) may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders, whether for the election of directors or for any other purpose, shall be held at such date, time and physical location, if any, either within or without the State of Nevada, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. The Company shall hold an annual meeting of stockholders for the election of directors as required by Nevada Revised Statutes (as amended from time to time, “NRS”) Chapter 78. At such annual meetings of stockholders, the stockholders shall elect, by a plurality of the votes cast, all of the members of the Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Written notice of the annual meeting of stockholders stating the physical location, if any, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4. The officer who has charge of the stock ledger of the Company shall prepare and make, or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. If the meeting is to be held at a physical location, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the NRS, may be held at any physical location, if any, within or without the State of Nevada, and may be called by the Chief Executive Officer and shall be called by the Chief Executive Officer or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Upon a request of stockholders holding at the date of such request not less than one-tenth of the voting power of the shares of capital stock of the Company issued and entitled to vote at meetings of stockholders of the Company (the “Requesting Stockholders”), the Board of Directors shall proceed to convene a special meeting of stockholders. The request must be in writing and state the purposes of the special meeting and must be signed by the Requesting Stockholders and delivered at the registered office of the Company. If the Board of Directors does not within twenty-one (21) days from the date of such delivery proceed to call a special meeting of stockholders, the Requesting Stockholders, or any of them representing more than one half of the total voting power of the Requesting Stockholders, may themselves convene a special meeting, but any special meeting so convened shall not be held after the expiration of three months from the date of the delivery of the request at the registered office of the Company. A special meeting convened by the Requesting Stockholders shall be convened in the same manner, as nearly as possible, as that in which meetings of stockholders are to be convened by directors.

Section 6. Written notice of a special meeting stating the physical location, if any, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8. The holders of a majority in voting power of the shares issued and entitled to vote thereat, present in person or represented by proxy at the commencement of the meeting, shall constitute a quorum at all meetings of the stockholders for the transaction of all business except as otherwise required by the articles of incorporation of the Company (as amended and/or restated from time to time, the “Articles of Incorporation”), these bylaws (as amended and/or restated from time to time, these “Bylaws”) or the NRS. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chair of the meeting or the stockholders entitled to vote thereat, present in person or represented by proxy, shall by a majority in voting power present and entitled to vote thereon have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided in this Section 8), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 9. When a quorum is present at any meeting, any question brought before such meeting shall be decided by a majority of the votes cast, unless the question is one upon which by express provision of the NRS, the Articles of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Company, or applicable law or pursuant to any regulation applicable to the Company or its securities, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10. Except as otherwise provided by or pursuant to the provisions of the Articles of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after six months from the date of its creation unless the stockholder specifies in it the length of time which it is to continue in force, which may not exceed 7 years from the date of its creation, unless the proxy is deemed irrevocable in accordance with the NRS. Each stockholder may appoint a proxy to vote at any meeting of stockholders in accordance with the requirements of the NRS.

Section 11. At each meeting of stockholders, the chair of the meeting shall fix and announce the time of the opening and the closing of the polls for each matter upon which the stockholders will vote at the meeting and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any such rules and regulations as adopted by the Board of Directors, the chair of the meeting may establish rules to maintain order and safety and for the conduct of the meeting. Without limiting the foregoing, he or she may:

(a) restrict attendance at any time to bona fide stockholders of record and their proxies and other persons in attendance at the invitation of the chair;

(b)restrict dissemination of solicitation materials and use of audio or visual recording devices at the meeting;

(c) establish seating arrangements;

(d) adjourn the meeting without a vote of the stockholders, whether or not there is a quorum present; and

(e) make rules governing speeches and debate including time limits and access to microphones.

The chair of the meeting acts in his or her absolute discretion and his or her rulings are not subject to appeal.

Section 12. The Board of Directors, either directly or through its designees, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall:

(a) ascertain the number of issued shares and the voting power of each;

(b) determine the shares represented at a meeting and the validity of proxies and ballots;

(c) count all votes and ballots;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(e) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.

No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls.

In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, ballots, any information provided in accordance with NRS 78.355, and the ballots, regular books and records of the Company, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, they at the time they make their certification shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 13. The Board of Directors or, in the case of a special meeting, the Chief Executive Officer may, or the Secretary on instruction from the Board of Directors or, in the case of a special meeting, the Chief Executive Office shall, postpone or cancel any meeting called in accordance with the provisions of these Bylaws (other than a special meeting requested by Requesting Stockholders as provided in Section 5 of this Article II unless the Requesting

Stockholders have instructed the Board of Directors to postpone or cancel the meeting after the delivery of the request at the registered office of the Company under Section 5 of this Article II)) provided that, if a new record date is fixed for a postponed meeting, notice of postponement is given to each stockholder entitled to vote at such meeting as of the new record date before the time of such meeting, and provided further that notice of any canceled meeting is given to each stockholder entitled to vote at such meeting before the time of such meeting. New notice of the date, time and physical location for a postponed meeting shall be given to the stockholders entitled to vote at such meeting in accordance with the provisions of these Bylaws.

Section 14. The Board of Directors may, in its sole discretion, determine that any meeting of the stockholders shall be held exclusively, or simultaneously with the conduct of the meeting at a physical location, by means of remote communication (as described in NRS 78.320(4)-(6)) or other available technology permitted under the NRS. Stockholders may participate in a meeting of the stockholders by any means of remote communication, including, without limitation, videoconference, conference telephone or other similar method of communication by which all persons participating in the meeting can hear each other. If any such means are utilized, the Corporation shall, to the extent required under the NRS, implement reasonable measures to (a) verify the identity of each person participating through such means as a stockholder and (b) provide the stockholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meeting in a substantially concurrent manner with such proceedings. Participation in a meeting pursuant to this Section 14 constitutes presence in person at the meeting.

ARTICLE III

DIRECTORS

Section 1. The Board of Directors shall consist of not less than one director or such number in excess thereof as the Board of Directors may from time to time determine by resolution adopted by the Board of Directors without the need for an amendment to these Bylaws. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be stockholders. Nominations for the election of directors may be made by the Board of Directors or a committee of the Board of Directors or person appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been received by the Secretary of the Company in accordance with the procedures set forth in Article IV, Section 3. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons naming such person or persons relating to the nomination or nominations; (d) the class and number of shares of stock of the Company which are beneficially owned by such stockholder and the person to be nominated as of the date of such stockholder’s notice and by any other stockholders known by such stockholder to be supporting such nominees as of the date of such stockholder’s notice; (e) such other information regarding each nominee proposed by such stockholders as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U.S. Securities and Exchange Commission; and (f) the consent of each nominee to serve as a director of the Company if so elected. No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Article III, Section 1. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article III, Section 1, and if he or she should so determine, the defective nomination shall be disregarded.

Section 2. Unless otherwise required by law or the Articles of Incorporation, vacancies and newly created directorships resulting from any increase in the maximum number of directors may be filled by the Board of Directors, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and shall qualify, or until their earlier death, resignation or removal. If there is not a quorum of directors in office, then any vacancy may be filled in the manner provided by the NRS.

Section 3. The business of the Company shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by the NRS or the Articles of Incorporation directed or required to be exercised or done by the stockholders.

Section 4. The Company shall keep a register of directors and officers which shall include the name and address of each director and officer of the Company. In addition to any rights of stockholders under the NRS, the register of directors and officers shall during business hours (subject to reasonable restrictions as the Company may impose, so that not less than two hours in each day be allowed for inspection) be open for inspection by members of the public without charge.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Nevada.

Section 6. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event that such meeting is not held immediately following the annual meeting, the meeting may be held at such date, time and physical location, if any, as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 7. Regular meetings of the Board of Directors may be held without notice at such regular date and time and at such place, if any, as shall from time to time be determined by the Board of Directors.

Section 8. Special meetings of the Board of Directors may be called by the Chair of the Board by giving notice to each director; special meetings shall be called by the Chair of the Board or Secretary in like manner on the written request of two directors unless the Board of Directors consists of only one director, in which case special meetings shall be called by the Chair of the Board or Secretary in like manner and on like notice on the written request of the sole director.

Section 9. At all meetings of the Board of Directors, a majority of directors then in office (provided such number represents at least one-third of the total number of directors) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the NRS or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum is present, and no notice of such adjournment shall be required.

Section 10. Unless otherwise restricted by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee thereof, as the case may be, consent thereto in accordance with the requirements of applicable law.

Section 11. Unless otherwise restricted by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of remote communication including, without limitation, videoconference, conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

COMMITTEES OF DIRECTORS

Section 12. The Board of Directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meetings of the committee. Except as otherwise provided in these Bylaws or by resolution of the Board of Directors, the provisions of these By-laws relating to meetings of the Board of Directors shall apply to meetings of committees.

In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company (if any) to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13. There shall be a committee of the Board of Directors designated the “Compensation Committee.” The Compensation Committee shall be comprised of one or more directors of the Company. The Compensation Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 of this Article III including, but not limited to, administering all provisions of the Company’s present and future stock option, stock purchase, incentive compensation, savings or other similar plans (the “Plans”), for so long as the membership of the Compensation Committee meet the requirements of the Plans, and issuing capital stock necessary to perform as the “Committee” and the “Plan Administrator” (as defined in the Plans) and in similar positions pursuant to the Plans. The Compensation Committee may administer such other plans as determined and authorized by the Board of Directors from time to time.

Section 14. There shall be a committee of the Board of Directors designated the “Audit Committee.” The Audit Committee shall be comprised of one or more directors of the Company. The Audit Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 of this Article III including, but not limited to, approving the services performed by the Company’s independent accountants and reviewing the Company’s accounting practices and system of internal accounting controls.

Section 15. There shall be a committee of the Board of Directors designated the “Nominating and Governance Committee.” The Nominating and Governance Committee shall be comprised of one or more directors of the Company. The Nominating and Governance Committee shall have the authority as a committee of the Board of Directors as provided in Section 11 of this Article III including, but not limited to, director evaluation and selection.

Section 16. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 17. Unless otherwise restricted by these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary as director. No such payment shall preclude any director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

POWERS OF DIRECTORS

Section 18. The Board of Directors may from time to time and at any time authorize any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

Section 19. The Board of Directors may exercise on behalf of the Company all the powers of the Company to borrow money and to mortgage or pledge its assets and property, or any part thereof, and may issue bonds, debentures and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

Section 20. The Board of Directors may exercise on behalf of the Company all the powers of the Company to purchase all or any part of its own shares subject to complying with the applicable provisions of the NRS or to discontinue the Company to a jurisdiction outside the State of Nevada subject to complying with the applicable provisions of the NRS.

ARTICLE IV

NOTICES

Section 1. Whenever, under the provisions of the NRS or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or international airmail (as the case may be). Notice to directors and stockholders may also be given by telegram or facsimile or other means of electronic transmission. Such notice shall be deemed given (i) by facsimile when directed to a number consented to by the director or stockholder to receive notice, (ii) by e-mail when directed to an e-mail address designed or used by the director or stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the Secretary, Assistant Secretary, transfer agent or other agent of the Company responsible for the giving of notice.

Section 2. Whenever any notice is required to be given to stockholders under the provisions of the NRS or of these Bylaws, a waiver thereof in writing or by electronic transmission, by the person or persons entitled to said notice shall be deemed equivalent thereto.

Section 3. Timely written notice of any stockholder proposal (including for the election of directors) shall be given to the Board of Directors before any annual meeting of stockholders. To be timely, a stockholder’s notice must be received not less than forty-five (45) days nor more than seventy-five (75) days prior to the first anniversary of the date on which the Company first mailed its proxy materials for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of (1) the sixtieth (60th) day prior to such annual meeting or (2) the tenth (10th) day following the date on which notice of the date of the annual meeting was mailed or public disclosure thereof was made by the Company, whichever first occurs. Each such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business, (c) the class, series and number of shares of stock of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. No business shall be conducted at any meeting of the stockholders except in accordance with the procedures set forth in this Article IV, Section 3. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article IV, Section 3, and if he or she should so determine, any such business not properly brought before the meeting shall not be transacted. Nothing herein shall be deemed to affect any right of stockholders to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the U.S. Securities Exchange Act of 1934, as amended.

ARTICLE V

OFFICERS

Section 1. The officers of the Company shall be chosen by the Board of Directors and shall be a President, Secretary and Treasurer or the equivalents thereof, a Chief Executive Officer, a Vice President and a Chair of the Board. The officers of the Company may include one or more Executive Vice Presidents, one or more Senior Vice Presidents or additional Vice Presidents, a Chief Financial Officer, one or more Assistant Secretaries and one or more Assistant Treasurers. Subject to the NRS, any number of offices may be held by the same person, unless these Bylaws otherwise provide.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chief Executive Officer, a Chair of the Board, a President, a Vice President, a Secretary, and a Treasurer.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary, including, but not limited to, a Chief Operating Officer and a General Counsel, each of whom shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The salaries of all officers of the Company shall be fixed by the Board of Directors.

Section 5. The officers of the Company shall hold office until their successors are duly elected and qualified. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Company shall be filled by the Board of Directors.

THE CHIEF EXECUTIVE OFFICER

Section 6. The Chief Executive Officer shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law, and shall preside at all meetings of the Board of Directors (if the Chief Executive Officer is also a director) or stockholders in the event that the Chair of the Board is absent.

Section 7. The Chief Executive Officer may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

THE CHAIR OF THE BOARD

Section 8. The Chair of the Board shall preside at all meetings of the Board of Directors and of the stockholders. The Chair of the Board shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board of Directors and as may be provided by law.

Section 9. The Chair of the Board may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

THE PRESIDENT AND VICE PRESIDENTS

Section 10. In the absence of the Chief Executive Officer and the Chair of the Board, the President shall preside at all meetings of the stockholders and the Board of Directors (if, in the case of meetings of the Board of Directors, the President is also a director). In the absence of the Chair of the Board and the Chief Executive Officer, or in the event of their inability or refusal to act, the President shall perform the duties of the Chair of the Board (if the President is a director) and the Chief Executive Officer and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chair of the Board and the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 11. The President may execute bonds, mortgages and other contracts requiring a seal under the seal of the Company, except where required by law or these Bylaws to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Company.

Section 12. In the absence of the President or in the event of his inability or refusal to act, the Executive Vice President, if any (or in the event there be more than one Executive Vice President, the Executive Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the President and all the Executive Vice Presidents or in the event of their inability or refusal to act, the Senior Vice President, if any (or in the event there be more than one Senior Vice President, the Senior Vice President in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. In the absence of the President, all Executive Vice Presidents and all Senior Vice Presidents or in the event of their inability or refusal to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice President, in the order designated by the Board of Directors, or in absence of any designation, then in order of their election), shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Executive Vice Presidents, the Senior Vice Presidents and Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 13. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chair of the Board, under whose supervision he shall be. The Secretary and any Assistant Secretaries shall have custody of the seal(s) of the Company and shall have the authority to affix the same to any instrument requiring it and, when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Company and to attest the affixing by his or her signature.

Section 14. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURER

Section 15. The Treasurer or, if there is no Treasurer, a Vice President shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

Section 16. The Treasurer or, if there is no Treasurer, a Vice President shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chair of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Company.

Section 17. The Assistant Treasurer, if any, or, if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATES OF SHARES

Section 1. Every holder of shares of stock in the Company shall be entitled to have a certificate signed by, or in the name of the Company by, the Chair of the Board or the President or an Executive Vice President, or a Senior Vice President or a Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, certifying the number of shares owned by such stockholder in the Company, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares.

Each certificate representing shares shall state the following upon the face thereof: the name of the state of the Company’s organization; the name of the person to whom issued; the number and class of shares and the designation of the series, if any, which such certificate represents; the par value of each share, if any, represented by such certificate or a statement that the shares are without par value. Certificates of stock shall be in such form consistent with law as shall be prescribed by the Board of Directors. No certificate shall be issued until the shares represented thereby are fully paid. In addition to the foregoing, all certificates evidencing shares of the Company’s stock or other securities issued by the Company shall contain such legend or legends as may from time to time be required by the NRS or such other federal, state or local laws or regulations then in effect. Within a reasonable time after the issuance or transfer of uncertificated shares on the books of the Company, the Company shall send to the registered holder thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the Company and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the Company, and, within ten (10) days after receipt of a written request therefor from the stockholder of record, the Company shall provide to such stockholder of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent to the stockholder of record. Except as otherwise expressly provided by the NRS, the rights and obligations of the stockholders of the Company shall be identical whether or not their shares of stock are represented by certificates.

Section 2. Any or all of the signatures and/or the seal of the Company on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3. The Board of Directors, either directly or through the Secretary as its designee, may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors or the Secretary may, in its, his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or its, his or her legal representative, to advertise the same in such manner as it, he or she shall require and/or to give the Company a bond or indemnity in such sum as it, he or she may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF SHARES

Section 4. Upon surrender to the Company or the transfer agent of the Company of a certificate for shares of stock duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer and, where applicable, a duly executed instrument of transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 5. (a) In order that the Company may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment or postponement thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise be required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and must fix a new record date if the meeting is adjourned to a date more than sixty (60) days later than the date set for the original meeting.

(b) In order that the Company may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Articles of Incorporation, in order that the Company may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

REGISTERED STOCKHOLDERS

Section 6. The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and other distributions, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

Section 7. In the case of the death of a stockholder, the survivor or survivors where the deceased stockholder was a joint holder, and the legal personal representatives of the deceased stockholder where the deceased stockholder was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased stockholder’s interest in the stock. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased stockholder with other persons. Subject to the applicable provisions of the NRS, for the purpose of this Section 7, “legal personal representative” means the executor or administrator of a deceased stockholder or such other person as the Board of Directors may in its absolute discretion decide as being properly authorized to deal with the stock of a deceased stockholder.

Section 8. Any person becoming entitled to a share of capital stock of the Company in consequence of the death or bankruptcy of any stockholder may be registered as a stockholder upon such evidence as the Board of Directors may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favor of such nominee an instrument of transfer. On the presentation thereof to the Board of Directors, accompanied by such evidence as the Board of Directors may require to prove the title of the transferor, the transferee shall be registered as a stockholder but the Board of Directors shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that stockholder before such stockholder’s death or bankruptcy, as the case may be.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS AND OTHER DISTRIBUTIONS

Section 1. Dividends and other distributions declared upon the stock of the Company, subject to the provisions of the NRS and the Articles of Incorporation, may be declared by the Board of Directors pursuant to applicable law. Dividends and other distributions may be paid in cash, in property, in shares of stock and any other medium not prohibited under applicable law, subject to the provisions of the NRS.

Section 2. Before payment of any dividend or other distributions, there may be set aside out of any funds of the Company available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for repairing or maintaining any property of the Company, or for such other purpose as the directors shall think conducive to the interest of the Company, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3. All checks or demands for money and notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Company shall be the calendar year unless another fiscal year is fixed by resolution of the Board of Directors.

ACCOUNTS

Section 5. The Board of Directors shall cause to be kept proper records of account with respect to all transactions of the Company. Such records of account shall be kept at the registered office of the Company or at such other place as the Board thinks fit and shall be available for inspection by the directors during normal business hours.

Section 6. The accounts of the Company shall be audited at least once in every year unless the Board of Directors agrees to waive the audit requirement.

SEAL

Section 7. The Board of Directors may, by resolution, adopt a corporate seal having inscribed thereon the name of the Company, the year of its organization and the words “Corporate Seal, Nevada.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Except as otherwise specifically provided in these Bylaws, any officer of the Company shall have the authority to affix the seal to any document requiring it.

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 8. The Company shall indemnify its officers, directors and employees to the fullest extent permitted by the laws of the State of Nevada.

Expenses (including attorneys’ fees) incurred by an officer or director of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company as authorized by relevant sections of the NRS.

The indemnification and advancement of expenses provided by this Section 8 shall not be deemed exclusive of any other rights which any officer, director or employee, as such, may have or hereafter acquire under the NRS, the Articles of Incorporation, any provision of these Bylaws, or any agreement or otherwise.

The provisions of this Section 8 relating to indemnification shall constitute a contract between the Company and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or modification of the foregoing provisions of this Section 8 shall not adversely affect any right or protection existing at the time of such repeal or modification.

NUMBER AND GENDER

Section 9. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

SEPARABILITY

Section 10. In case any provision of these Bylaws shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

ARTICLE VIII

AMENDMENTS

In furtherance and not in limitation of the powers conferred by the NRS, the Board of Directors is expressly authorized to rescind, repeal and amend the Bylaws or to adopt new bylaws, provided that the Bylaws also may be rescinded, repealed or amended in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Company.